As filed with the Securities and Exchange Commission on December 6, 2010

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL MOBILETECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	7310	26-1550187
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1312 North Monroe, Suite 750

Spokane, 99201 Washington

(509) 723-1312

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aik Fun Chong

President and Chief Executive Officer

Global MobileTech, Inc.

1312 North Monroe, Suite 750 Spokane, 99201 Washington

(509) 723-1312

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael R. Espey, Esq., 318 18th Ave. East

Seattle, Washington 98112

Telephone: (206) 860-6022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer [ ]	Accelerated Filer [ ]

Non-accelerated Filer [ ]	Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum offering price	Amount of registration Fee
Common Stock	2,405,821	$1.00	$2,405,821	$171.53
(1)	All 2,405,821 shares registered pursuant to this Registration Statement are to be offered by the selling security holders.
(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the last sales price of the common stock in a private placement which closed on September 14, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2010

PRELIMINARY PROSPECTUS

GLOBAL MOBILETECH, INC.

Up to 2,405,821 Shares of Common Stock

Offering Price: $1.00 per share

This prospectus relates to the registration for resale of up to 2,405,821 shares of our common stock.

The 2,405,821 shares of common stock relate to (i) 2,317,079 shares of common stock; and (ii) 88,742 shares of common stock issuable upon exercise of warrants. We issued the common stock and warrants to certain selling stockholders named in this prospectus in a private placement that closed on September 14, 2010.

This registration covers shares of common stock that may be offered by the selling security holders identified in this prospectus for their own account. Our shares of common stock are quoted on the Over the Counter Bulletin Board but there has been no trading activity in our shares. Once such trading activity develops, the selling security holders may sell common stock from time to time through the OTC Bulletin Board market, at the prevailing market price or in negotiated transactions.

This offering is not an underwritten offering. The securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of the shares by these selling security holders.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol GLMB but there has been no trading activity. The last price per share of our common stock at which we issued shares in a private placement that closed on September 14, 2010 was $1.00. The offering price may not reflect the market price of our shares after the offering.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  A POST EFFECTIVE AMENDMENT TO OUR REGISTRATION STATEMENT ON FORM S-1 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Shares Offered by Selling Security Holders	Price To Public	Selling Agent Commissions	Proceeds to Selling Security Holders
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$2,405,821	Not applicable	$2,405,821

Proceeds to selling security holders do not include offering costs, including printing and filing costs, legal fees, accounting fees, and transfer agent fees estimated at $60,200.  Global MobileTech, Inc. will pay these expenses.

The date of this prospectus is December 6, 2010

DEALER PROSPECTIVE DELIVERY OBLIGATION

Until ______________________ (90 days after the effective date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 3.  PROSPECTUS SUMMARY

Global MobileTech, Inc.

Our Company

Global MobileTech, Inc. (formerly Trevenex Resources, Inc.) (referred to as Global MobileTech, GMT, us, or we) was organized under the laws of the State of Nevada on December 10, 2007 to engage in exploration of mineral properties in North America and specifically the Bayhorse Silver Mine. Trevenex Resources, Inc. was an exploration stage company and subsequently a development stage company that had been primarily engaged in the exploration of the Bayhorse Silver Mine, located in Baker County, Oregon. The Bayhorse Silver Mine historically produced silver, copper, lead, zinc, and antimony in a diverse zone of mineralization.  Although Trevenex Resources, Inc. acquired mineral property and related mineral rights and quartz load mining claims, a substantial portion of its activities involved establishing the business and it was not successful in starting exploration of the mineral property, nor was any revenue generated by Trevenex Resources, Inc.

During 2008 and 2009, we faced numerous difficulties and challenges in raising sufficient capital necessary to commence and complete our planned mineral exploration program.  In the light of this impediment, we decided to change our primary business and reorganize our organization structure, our Board of Directors, and management to focus on the provision of mobile Voice over Internet Protocol (VoIP) calls and mobile advertising services.  It is the intention of our new management to dispose of the patented mining claims as soon as practicable.

Our new board and management team is lead by our new Chairman, Mohd Aris Bernawi.  Prior to his appointment as our Chairman and Director, Mr. Bernawi was a Senior Director of the Malaysian Communications and Multimedia Commission, a Malaysian government agency entrusted with the role of promoting and regulating the communications and multimedia industry and enforcing the communications and multimedia laws in Malaysia. He is assisted by President and CEO, Aik Fun Chong, and Chief Financial Officer and Treasurer, Hon Kit Wong and Valerie Hoi Fah Looi, Secretary.

In 2010, we initiated the following steps to realize our new objective of becoming a provider of mobile VoIP calls and mobile advertising services globally:

On March 15, 2010, we entered into a five-year exclusive Marketing, Distribution, and License Agreement (the “License Agreement”) with VyseTECH Asia Sdn Bhd, or VTA, a Malaysian corporation.  The license agreement relates to our acquisition of the exclusive marketing rights for products developed by VTA and mobile VoIP calls and mobile advertising services for the express purpose of selling the products and mobile VoIP calls and mobile advertising services in North America.  Subject to reaching certain goals, we are authorized to continue to sell VTA’s products, VoIP calls, and mobile advertising services in the territory on an exclusive basis for the term of this License Agreement.  In the event we do not meet certain minimum sales volumes, the agreement will revert to a non-exclusive agreement.  The provisions of the agreement require us to make a onetime only license fee payment to VTA in the amount of $500,000, within six months of the execution of the License Agreement. On September 14, 2010, VTA agreed to extend the payment of the license fee to March 15, 2011.

On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement (the “License Agreement II”) with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising related products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan. The license agreement provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia 1.6 million (approximately $500,000) to VTA and an additional RM1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA.  The purchase consideration of $500,000 to acquire the existing mobile VoIP related contracts from VTA was progressively paid in cash to VTA during the months of April, May and June 2010.  On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of GMT in lieu of cash payment as full and final payment of the $500,000 one time license fee.

The acquisition of VTA’s license by Info-Accent on April 8, 2010, together with ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA has allowed Info-Accent to enter into the mobile VoIP calls and mobile advertising business to generate revenue immediately, without being exposed to any downside risks.

On April 8, 2010, we executed an Option Agreement to purchase a patent application owned by VTA #12/164,259 entitled “Data communications between short-range enabled wireless devices over networks and proximity marketing to such devices” filed with the United States Patent and Trademark Office on June 30, 2008 for $3.5 million. The option to purchase the patent application ends 12 months after the date of the Option Agreement. Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by us to VTA under our license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise our option to purchase the patent.

On May 17, 2010 we changed our corporate name from “Trevenex Resources, Inc.” to “Global MobileTech, Inc.” in order to reflect our changed business focus on the provision of mobile VoIP calls and mobile advertising services globally.

During July 2010, we expanded our operations into the renewable energy business to include the design, integration, marketing and sale of solar PV-wind and solar PV-biomass hybrid power generation applications in partnership with Powernique Technology Sdn Bhd, a Malaysian corporation. Our entry into the renewable energy business is intended to develop another recurring revenue stream that will complement our mobile VoIP calls and mobile advertising business segment. We began generating revenue from the sale of our solar PV-biomass hybrid power generation application in Malaysia during our first fiscal quarter ended September 30, 2010.

Our corporate offices in the United States are located at 1312 North Monroe, Suite 750, Spokane, Washington 99201. Our telephone number is (509) 723-1312.  Our fiscal year end is June 30.

A. THE OFFERING

Common stock offered by selling security holders	2,405,821 shares of common stock.

Offering price	$1.00 per share

Common stock outstanding before the offering	3,141,484 shares.

Common stock to be outstanding after the offering	3,141,484 shares as of December 3, 2010 (this figure does not include shares issuable upon the exercise of warrants).

Use of proceeds

We will not receive any proceeds from the sale of the common stock by the selling security holders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants, which will be used for general corporate purposes.

OTC Bulletin Board Symbol	GLMB.OB

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our common stock.

We are bearing all costs relating to the registration of the common stock, which are estimated at $60,200. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,405,821 shares of our common stock. The selling stockholders will sell their shares of our common stock at a fixed price of $1.00 per share until our common stock is quoted on the OTC Bulletin Board and there is sufficient trading activity to determine the bid and ask prices for our shares, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock has been quoted on the OTC Bulletin Board since April 15, 2009. Please see the Plan of Distribution section at page 18 of this prospectus for a detailed explanation of how the common shares may be sold.

B. RISK FACTORS

Our operations and securities are subject to a number of risks. We have identified and discussed the material risks that we are likely to face.  Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or the value of our securities.

RISKS RELATED TO OUR MOBILE VOIP CALLS AND MOBILE ADVERTISING BUSINESS

In order to acquire the license necessary to launch our new business in mobile VoIP communication in North America and the intellectual rights upon which the business is based, we and our wholly owned subsidiary will need to raise at least $500,000 by March 2011 and in order to exercise our option to purchase the patent application we will need to raise an additional $2.5 million by April 2011.

Under the terms of our Exclusive Marketing, Distribution and License Agreement with VyseTECH Asia Sdn Bhd or VTA dated March 15, 2010, we must pay VTA a one time license fee of $500,000 by September 15, 2010 which was subsequently extended to March 15, 2011. In addition, on April 8, 2010, we entered into an Option Agreement with VTA under which we have the right to acquire a patent owned by VTA for $3.5 million, of which $1 million will be satisfied by the payments of the license fees under their respective license agreement by Info-Accent and ourselves.  We must exercise the option to purchase the patent by April 7, 2011.

In order to pay the license fee and to exercise the option to purchase the patent from VTA we will need to raise or earn an aggregate of at least $3 million. If we are unable to raise the necessary funds to pay the license agreement fees through debt or equity financing we will lose our licenses and will be unable to pursue our new mobile VoIP business.

Under the terms of our license agreement with VTA and that of our Malaysian subsidiary Info-Accent, we must meet minimum annual sales volume and if we fail to meet such sales volume for two consecutive years our licenses will become non-exclusive in the relevant market

If we fail to meet minimum annual sales volume requirements of $1 million under our license agreement with VTA for two consecutive years from the date of our license agreement, that is for the years ending March 15, 2011, and March 15, 2012, our right to sell the products and services under the license agreement on an exclusive basis will automatically expire and we will have to operate on a non-exclusive basis which could be very detrimental to our business competitiveness. The same is true of the license agreement between our subsidiary Info-Accent with regard to Asia, with the minimum annual sales volume requirement set at RM5.0 million (approximately $1.5 million). Especially in the North American market, it may be difficult for us to achieve the minimum annual sales volume requirement, as we have to launch this new business for the first time in this market.

If, however, we exercise our option to purchase a patent application from VTA and terminate our license agreements, we will not be subject to these minimum annual sales volume requirements.

We will need additional financing in order to launch our new businesses.

We currently do not have sufficient capital resources to launch our mobile VoIP communication, mobile advertising and mobile multimedia sharing services in the US.  We will need to raise funds to launch our new business in North America and expand the business in Asia. We estimate that we will require $400,000 to finance the set-up cost and working capital of our new business in the US and to further expand Info-Accent’s business in Asia. In addition to internally generated funds, we will need to raise additional funds from equity or debt financing for our future working capital requirements. We will continuously evaluate our financing requirements and may decide to consider alternative modes of financing. We intend to allocate additional working capital, if any, to fund our advertising campaign for our new products and services. Our future capital uses and requirements depend on numerous forward-looking factors. These factors include but are not limited to the following:

•	The progress of our sales and marketing efforts in new geographical regions;
•	Our ability to establish and maintain strategic partnerships;
•	The costs of asserting or defending patent claims or other intellectual property rights;
•	The costs of expanding sales or distribution capabilities; and
•	The commercial success of our products.

No assurances can be given that we will be able to raise such equity or debt capital in the future on terms favorable to us, or at all. The lack of availability of additional capital could cause us to curtail our operations and/or delay or prevent the launch and marketing of our new businesses.

RISKS RELATED TO OUR RENEWABLE ENERGY BUSINESS

Our renewable energy business requires numerous permits and other governmental approvals from various federal, state, local and foreign governmental agencies; any failure to obtain or maintain required permits or approvals could cause our sales to decline and/or our costs to increase.

All of our planned development projects in Asia require numerous permits, approvals and certificates from federal, state, local and foreign governmental agencies. Once received, approvals may be subject to litigation, and projects may be delayed or approvals reversed in litigation. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain or maintain any required approvals or to comply with any applicable laws or regulations, we may not be able to operate its facilities, or the Company may be forced to incur additional costs.

Our renewable energy business has significant environmental compliance costs, and future environmental compliance costs could adversely affect our profitability.

We are subject to extensive federal, state, local and foreign statutes, rules and regulations relating to environmental protection. We are required to obtain numerous governmental permits, licenses and other approvals to construct and operate its business. Additionally, to comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control equipment, mitigation costs and emissions fees. In addition, we are generally responsible for all on-site liabilities associated with the environmental condition of its energy projects, regardless of when the liabilities arose and whether they are known or unknown. If we fail to comply with applicable environmental laws, we may be subject to penalties, fines and/or curtailments of our operations.

Our inability to obtain adequate supplies of feedstock could affect our business and future operating results

We rely on the supply of woody biomass resources which will seriously impact our business and operations if we experience a shortage of such raw material. Should these resources be affected by weather, governmental restraints, and other conditions, we might experience a shortage of raw material which would hinder our business.

Construction activities may cost more and take longer than we estimate.

The design and construction of new projects or expansion requires us to contract for services from engineering and construction firms, and make substantial purchases of equipment such as boilers and other components that require large quantities of steel to fabricate.  Worldwide demand for new infrastructure spending, including energy generating plants continues to increase, and prices for building materials such as steel may also rise sharply. In addition, this increased demand affects not only the cost of obtaining the services necessary to design and construct these plants, but also the availability of quality firms to perform the services.  These conditions may adversely affect our ability to successfully compete for new projects, or construct and complete such projects on time and within budget.

The nature of our projects exposes us to potential professional liability, product liability, warranty and other claims, which may reduce our profits.

We perform services in power plants where accidents or system failures can have significant consequences. Any such accident or failure at a site could result in significant professional liability, product liability, warranty and other claims against us. Further, the engineering and construction projects we perform will expose us to additional risks including, but not limited to, equipment failures, personal injuries, property damage, unforeseen engineering, architectural, environmental problems, each of which could significantly impact our performance and materially impact its financial statements.

Law enforcement of environment and energy policy regulations may adversely affect demand for renewable alternative energy sources such as those provided by the conversion of woody biomass.

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential customers are unlikely to switch from the use of conventional fossil fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of environmentally-friendly alternatives. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected.  Even if the current trend toward more stringent emission standards continues, we will depend on the ability of biomass alternative energy to satisfy these emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for our products. A significant decrease in the demand will reduce the price of our products, adversely affect our profitability and decrease the value of your stock.

RISKS RELATED TO OUR COMPANY

We do not have extensive experience in raising equity or debt capital and therefore it may be difficult for us to raise the funds that we need in order to pay our license fees, launch our new business and exercise our option to purchase a patent application covering the technology necessary for our business, especially in the current economic situation.

To date, we have raised an aggregate of approximately $266,916 in equity capital and $20,000 in debt capital since our inception in December 2007. While our shares of common stock have been quoted on the OTC Bulletin Board since April 2009, there has been no trading activity of any kind in our quoted shares. In addition, given the economic crisis and given the uncertainty as to whether there will be a significant economic recovery, it is currently very difficult to raise equity or debt capital for a company which is entering a new business, which does not have extensive experience in raising capital and does not have any public trading in its shares of common stock.

Our new management and Board of Directors are all citizens of Malaysia who live in Malaysia and who do not have extensive experience operating in the North American market.

All of our officers and the members of our Board of Directors live and work in Malaysia. Several of them, including our Chief Executive Officer and Chief Financial Officer also have such positions with our wholly owned Malaysian subsidiary, Info-Accent pursuant to employment contracts. Few of our new management and Board of Directors have experience operating in North America.  They will need to hire staff in the U.S. in order to launch and manage our new business of mobile VoIP services in the U.S.

Instability in the credit market could have a material adverse effect on our results of operations and financial condition.

If we require debt financing, and such debt financing is not available, or is not available on terms and conditions acceptable to us, we may not be able to borrow money to finance our operations.  Recently, domestic and international financial markets have experienced unusual volatility and uncertainty.  If we require such debt financing and this volatility and uncertainty persists, our ability to borrow money to finance such operations may be materially and adversely impacted, and the cost of such borrowing will be higher. In addition, we may find it difficult, costly or impossible to refinance any indebtedness that may be maturing. If interest rates are higher when any debt we may have is refinanced, we may not be able to continue to finance our operations and our income could be reduced.  In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees.  All of these events would have a material adverse effect on our results of operations and financial condition.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause disruption of our operating resulting in the failure to generate revenue

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sales and marketing operations and enter into the mobile advertising industry. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively recruit, train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors, among others, that may negatively affect our operating results:

•	the announcement or introduction of new products and services by our competitors;
•	damage to our image and brand as a result of third-party actions, such as the failure of our third-party technology providers to deliver anticipated technology;
•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;
•	our ability to attract and retain key personnel in a timely and cost effective manner;
•	technical difficulties;
•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business operations and infrastructure;
•	regulation by foreign, federal, state or local governments; and
•	general economic conditions as well as economic conditions specific to the mobile phone industry.

As a result of our limited United States operating history and the uncertain nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately.  We have based our current and future expense levels largely on our plans and estimates of future events, although certain of our expense levels are, to a large extent, fixed. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are difficult to forecast.

The international nature of our operations exposes us to special risks.

We currently intend to continue to operate within the United States and Asia. There are special risks related to doing business in Asia and other non-U.S. markets many of which are beyond the company's control, including, but not limited to:

•

unanticipated changes in tariffs, customs, duties and other trade barriers;

•

political and economic risks;

•

translation and transaction exposure from fluctuations in exchange rates of other currencies; and

•

potentially adverse tax and cash flow consequences resulting from operating in multiple countries with different laws and regulations.

We cannot assure you that our organic growth strategy will be successful which may result in a negative impact on our growth, financial condition, and results of operations and cash flow.

One of our strategies is to focus on classified advertisements and targeted to lower income earners and students. However, many obstacles to entering such new markets exist, including, but not limited to, development costs, costs associated with marketing efforts and maintaining attractive foreign exchange ratios. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, and results of operations or cash flows.

If we are unable to successfully implement our business plan, our financial condition would be impaired.

If we are unable to successfully implement our business plan, our financial condition and performance would be impaired. Our business plan and strategy include numerous elements that may be difficult or costly to execute, and we may not be successful in implementing these elements and can provide no assurance that it will do so. We seek to exploit technology that often does not have well-established markets and in which there is great competition. Our ability to develop the new businesses, including our mobile VoIP communication services in the United States is unproven. Even if we successfully implement our business plans, there may be insufficient demand for our products and services, in which event we will not generate sufficient revenues to offset our planned expenditures, thereby having an adverse effect on our business operations and financial condition.

Failure to hire or retain qualified personnel could hurt our business.

Our future success and performance are dependent on our ability to identify, hire, train and retain experienced technical and marketing personnel, especially in the United States.  We face significant competition for employees with the skills required for our business.  There can be no assurance that we will succeed in attracting and retaining the services of qualified and experienced technical and marketing personnel.  Any inability may have in attracting and retaining such personnel could have materially adverse effects on our results of operations and financial condition.

We depend on key personnel.

We are dependent upon the continued services of our senior management. The loss of any of our senior management personnel or other key personnel, through incapacity or otherwise, could have a material adverse effect on our business and could require us to seek and retain other qualified personnel.

Delays in the implementation or cancellation of contracts may impact on our revenue and profitability.

We obtain contracts in which we sell our mobile VoIP communication and mobile advertising services to mobile operators and TV station operators and retail operators. Our contracts may be subject to significant delay or cancellation due to financial difficulties faced by our customers and delays or problems in our customers' operations.

We may incur significant costs to ensure compliance with the corporate governance and accounting requirements of the United States of America

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may never pay any dividends to shareholders.

We have not declared any cash dividends to our common stock and the Board of Directors does not expect to declare or distribute dividends for the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the result of our operations, cash flows and financial condition, operating and capital requirement, and other factors as the Board of Directors considers relevant. We intend to retain earnings, if any, as necessary to finance the operation and expansion of our business. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

We will need to raise additional capital to launch our new mobile VoIP business in North America and to pay for the exercise the option to purchase the patent application from our licensor.  In so doing, we will further dilute the total number of shares issued and outstanding. There can be no assurance that this additional capital will be available or accessible by us.

We will need to raise additional capital in the aggregate amount of at least $3.4 million over the next year to launch our new mobile VoIP business in the United States and to pay the remaining balance of $2.5 million for the exercise the option to purchase the patent application from our licensor, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to us.  If we are unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success will almost certainly be adversely affected.  If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

Currently, there is no active trading market for our securities on the OTC Bulletin Board, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is subject to significant price fluctuations.

We have a trading symbol for our common stock, GLMB, which permits our shares to be quoted on the OTCBB. However, our stock has yet to be traded (with the exception of a few trades in late May 2010) since approval of our quotation on the over-the-counter bulletin board by Financial Industry Regulatory Authority (“FINRA”) on April 15, 2009. Consequently, there can be no assurances as to whether:

•	any market for our shares will develop;
•	the prices at which our common stock will trade; or
•

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If we complete a financing through the sale of additional shares of our common stock in the future, then our shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Volatility in the market for our common stock may affect the ability of shareholders to sell their shares

Volatility in the market for our common stock may affect the ability of shareholders to sell their shares in the event the Shares are registered or become saleable under Rule 144.

The market for our stock is limited and our stock price may be volatile and our stock has yet to be traded. In the event the Shares are registered with the Securities and Exchange Commission pursuant to the 1933 Act, or they becomes saleable under Rule 144 of the 1933 Act, such volatility in the market price and tradability of our stock may cause our stockholders difficulty in selling their Shares in the marketplace.

Your ownership could be diluted by future issuance of our stock, options, warrants or other securities.

Your ownership in Global MobileTech may be diluted by future issuance of capital stock or the exercise of outstanding or to be issued options, warrants or convertible notes to purchase capital stock. In particular, we may sell securities in the future in order to finance operations, expansions or particular projects or expenditures.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

When the trading price of a security is below $5.00 per share as is the case with our common stock, the open-market trading of the security is subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

The market for “Penny Stock” has experienced numerous fraud and abuses, which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•

“boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

We have authorized, but unissued, shares of preferred stock available for issuance, which could negatively affect the value of our common stock.

Our Articles of Incorporation had authorized 10,000,000 preferred stock at par value of $0.001 per share, of which none have been designated or issued. Our Board of Directors has the power to issue any or all of these undesignated additional shares without shareholder approval; and such shares can be issued with such rights, preferences, and limitations as may be determined by our Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of us, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of common stock.

If an active trading market for our stock is developed, future sales of shares under Rule 144 could negatively affect the market price of our common stock.

If an active trading market for our stock on the OTC Bulletin Board is developed, then sales of common stock in the public market could adversely affect the market price of our common stock. There are at present 1,895,270 shares of common stock issued and outstanding. On December 10, 2007, we issued 300,000 shares of restricted common stock issued at $0.001 to three founders.   On December 26, 2007, pursuant to an assignment of an Option to Purchase Agreement dated December 14, 2007 from Scott Wetzel one of our founders and former President/CEO, we exercised the option to purchased three patented mining claims located in Baker County, Oregon.  As a part of that transaction, we issued 200,000 shares of restricted common stock at $0.001 per share to owners of Ibex Minerals, Inc., a non-affiliated company. These 500,000 total outstanding shares have been registered with the Securities Exchange Commission and are currently restricted pursuant to Rule 144 promulgated by the SEC under the 1933 Act, but can be sold pursuant the S-1 registration statement.  Rule 144 provides, in essence, that a person holding restricted securities for six months from the date the securities were purchased from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be certain public information with respect to the issuer. Pursuant to Rule 144, securities held by non-affiliates for more than one year may generally be sold without reference to the current public information or broker transaction requirements, or the volume limitations. None of the current outstanding restricted shares are available for resale pursuant to Rule 144. The sale of some or all of the currently restricted shares of common stock could have a material negative impact upon the market price of the shares if a market for the share should develop in the future.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

« the amount and nature of future development and other capital expenditures,

« future earnings and cash flow,

« development projects,

« development potential,

« business strategy,

« proposed marketing and sales,

« the effect of competition and proprietary rights of third parties,

« expansion and growth of our business and operations, and

« our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov.

REPORTS TO STOCKHOLDERS

We are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC.  We are obligated to file annual reports on Form 10-K containing audited financial statements certified by independent public accountants following the end of each fiscal year, quarterly reports on Form 10-Q containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter, and current reports on Form 8-K shortly after the occurrence of certain material events. We will not be subject to the proxy rules, short swing profit rules or certain other securities regulations under the Securities Exchange Act of 1934, as amended. You can inspect the reports and other material that we file with the SEC at their offices or the Public Reference Room described above or at the web site www.sec.gov maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the Commission.

ITEM 4. USE OF PROCEEDS

This prospectus relates to 2,405,821 shares of our common stock, which may be sold from time to time by the selling security holders. We will not receive any part of the proceeds from the sale of common stock by the selling security holders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants, which will be used for general corporate purposes. We will, however, incur all costs associated with this Registration Statement and prospectus. We estimate the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $60,200.

ITEM 5. DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $1.00 per share until there is sufficient trading activity to determine the bid and ask prices for our shares of common stock which are currently quoted on the OTC Bulletin Board and, or until the shares are listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange. Our company, however, cannot provide our investors with any assurance that an active trading market for our common stock will ever develop on the OTC Bulletin Board or on any other exchange. The offering price of $1.00 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have a limited operating history the price of the common stock is not indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

ITEM 6. DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

ITEM 7. SELLING SECURITY HOLDERS

This prospectus covers the offer and sale by the selling security holders of up to 2,405,821 shares of our common stock. Except as indicated in the footnotes to the table, none of the selling security holders had a material relationship with us within the past three years. We will not receive any proceeds from the resale of common stock selling security holders.

The table below lists the Selling Security Holders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Security Holders. The second column lists the number of shares of common stock beneficially owned by each Security Selling Holder as of December 3, 2010 assuming the exercise of all the warrants held by the Security Selling Holders on that date.  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares the selling security holder has the right to acquire within 60 days.

Name of Selling Security Holder		Number of Shares Owned Prior to the Offering(1)	Shares to be Offered	Shares owned after Offering	Percentage Owned After Offering
Sunway Technology Development Limited	(2) (18)	336,200	336,200	-	-
Digital Kiosk Technologies Sdn Bhd	(3) (19)	239,500	239,500	-	-
Looi, Hoi Fah	(4) (5)	176,905	50,000	126,905	4.04%
First Asset Holdings Ltd.	(2) (20)	130,300	130,300	-	-
Lim, Hong Choo	(5)	176,000	126,000	50,000	1.59%
Newby, Lynn	(2)	115,000	115,000	-	-
Newby, John	(2)	112,500	112,500	-	-
Wetzel, Scott	(6)	108,800	108,800	-	-
Kuh, Raymond	(7)	100,000	100,000	-	-
Wagner, Ted	(8)	100,000	100,000	-	-
Wetzel, Chris	(9) (10)	100,000	100,000	-	-
Sanders, Craig	(10)	100,000	100,000	-	-
Livorno Latin America Promotions BV	(10) (21)	100,000	100,000	-	-
Feldmeier, Toni	(10)	100,000	100,000	-	-
Dunkley, Peter and Marie Dunkley Jtten	(2)	75,000	75,000	-	-
Bernawi, Mohd Aris	(11)	50,000	20,000	30,000	*
Halifax Ltd	(12)(22)	50,000	50,000	-	-
Marycliff Investment Corp.	(12)(23)	50,000	50,000	-	-
Southwest Consulting Services Ltd	(12)(24)	50,000	50,000	-	-
Edington, Jerod	(13)	50,000	50,000	-	-
Rasdy, Nor Fairolzukry A	(14)	48,321	48,321	-	-
Fox, E. Fran	(10)	40,000	40,000	-	-
Triax Capital Management Inc	(15)	25,000	25,000	-	-
Walsh, Thomas G.	(10)	25,000	25,000	-	-
Kunisaki, Ronald	(12)	20,000	20,000	-	-
Edington, Jennifer	(12)	15,200	15,200	-	-
Riedel, Matthew J.	(5) (16)	45,000	15,000	30,000	*
Angerman, Alexander	(10)	10,000	10,000	-	-
Angerman, Judith	(10)	10,000	10,000	-	-
Kaplan, Gary	(10)	10,000	10,000	-	-
Kaplan, Susan	(10)	10,000	10,000	-	-
Achieve Publishing Group	(17)	6,000	6,000	-	-
Cholaj, Frank	(10)	5,000	5,000	-	-
Edington, Shaney	(10)	5,000	5,000	-	-
Hartman, Timothy	(10)	5,000	5,000	-	-
Troyer, Susan	(10)	5,000	5,000	-	-
Jaafar, Shaaban Bin	(13)	3,000	3,000	-	-
Beyerlin, Rhoda	(10)	2,500	2,500	-	-
Buttice, John	(10)	2,500	2,500	-	-
Buttice, Merridy	(10)	2,500	2,500	-	-
Buttice, Scott	(10)	2,500	2,500	-	-
Cohen, Patricia	(10)	2,500	2,500	-	-
Katz, Benjamin	(10)	2,500	2,500	-	-
Proctor, Sherri	(10)	2,500	2,500	-	-
Pulido, Jesus	(10)	2,500	2,500	-	-
Rondeau, Charles	(10)	2,500	2,500	-	-
Rondeau, Linda	(10)	2,500	2,500	-	-
Sobol, Debra	(10)	2,500	2,500	-	-
Sobol, Erica	(10)	2,500	2,500	-	-
Sobol, Gianna	(10)	2,500	2,500	-	-
Sobol, Philip	(10)	2,500	2,500	-	-
Total			2,405,821	-	-

* Less than 1%

(1)

As required by SEC rules, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days.

(2)

These selling securities holders acquired their respective shares pursuant to the Supplemental Agreement entered between our wholly owned subsidiary, Info-Accent Sdn Bhd (“Info-Accent”) and VyseTECH Asia Sdn Bhd (“VTA”) wherein GMT issued 769,000 shares of our common stock in lieu of a license fee in the amount of $500,000 pursuant to an Exclusive License and Marketing Agreement signed between Info-Accent and VTA on April 8, 2010.

(3)	Digital Kiosk Technologies Sdn Bhd (“DKT”) acquired its shares pursuant to the Purchase Agreement entered between our Info-Accent and DKT dated August 12, 2010.
(4)	Valerie Hoi Fah Looi is the Director and Corporate Secretary of our company. We issued 100,000 shares of common stock at $1.00 per share to Valerie Looi as compensation for her services rendered.
(5)

These selling security holders acquired their respective shares by way of private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders between April 9, 2010 and May 11, 2010. We issued an aggregate of 145,270 common shares to the selling security holders at an offering price of $0.65 per share for gross offering proceeds of $94,425.50. We are registering 72,635 shares of common stock issuable upon exercise of the warrants at an exercise price of $1.00 per share. We issued the shares to the subscribers relying on an exemption from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Regulation D, Rule 505 promulgated by the SEC under the Act.

(6)

Scott Wetzel was the former President, CEO and a Director of our company. Mr. Wetzel resigned on March 25, 2010, he received 100,000 shares of common stock as a founder of our company and on June 11, 2009, we issued 8,800 shares of common stock in lieu of payment of $3,700 indebted to him.

(7)	Raymond Kuh was the former Secretary, Treasurer, CFO and a Director of our company. Mr. Kuh resigned on March 25, 2010, he received 100,000 shares of common stock as a founder of our company.
(8)	Ted Wagner was the former Vice President and a Director of our company. Mr. Wagner resigned on March 25, 2010, he received 100,000 shares of common stock as a founder of our company.
(9)	Chris Wetzel is the adult brother of Scott Wetzel, former President and CEO of our company.
(10)

These selling security holders acquired their respective shares by way of private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders between December 20, 2007 and December 31, 2007. We issued an aggregate of 1,000,000 common shares to the selling security holders at an offering price of $0.10 per share for gross offering proceeds of $100,000. We issued the shares to the subscribers relying on an exemption from registration under Regulation D, Rule 504 and/or Section 4(2) or 4(6) of the Securities Act of 1933.

(11)

Mohd Aris Bernawi is the Chairman of our company. Info-Accent entered into an Assignment Agreement with Mr. Aris Bernawi where he assigned to the Company exclusively, throughout the world, all rights, title and interest in the methodology for the optimal sizing of solar PV-hybrid power generation system for a total consideration of $50,000. Under the terms of the Assignment Agreement, GMT issued 50,000 shares of common stock, par value $0.001 per share at a price of $1.00 per share to Mr. Aris Bernawi in lieu of a cash payment as consideration for the Assignment. On September 1, 2010, GMT issued 50,000 unregistered shares of its common stock, par value $0.001 per share at price $1.00 per share, to Mr. Aris in connection with the above acquisition.

(12)

On June 11, 2009, we issued 185,200 shares of its common stock at $0.25 per share to three corporations and two individuals in exchange for $46,300 cash.  We issued the shares relying on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D.

(13)	These shares were acquired from Digital Kiosk Technologies Sdn Bhd in a private transaction.

(14)

Selling security holder acquired the shares by way of private placement pursuant to a subscription agreement that were entered into between our company and the selling security holder. We issued 32,214 common shares to the selling security holder at an offering price of $1.00 per share for gross offering proceeds of $32,214. We are registering 16,107 shares of our common stock issuable upon exercise of the warrants at an exercise price of $1.00 per share. We issued the shares to the subscribers relying on an exemption from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Regulation D, Rule 505 promulgated by the SEC under the Act.

(15)

On July 1, 2009, we issued 50,000 shares of common stock at $0.25 per share for (i) $5,000 in cash and (ii) $7,500 related to management consulting services, or $12,000 consideration in the aggregate. We issued the shares relying on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D. Joseph Edington has voting and dispositive control over the shares owned by this entity. The business address of Triax Capital Management Inc. is 1314 S, Grand Blvd, #2-176, Spokane, WA 99202.

(16)	Matthew J. Riedel was appointed as our Director on December 1, 2010.
(17)

On June 11, 2009, we issued 6,000 shares of common stock at $0.25 per share to Achieve Publishing Group or APG, a third party vendor, in lieu of payment of $1,500 indebted to APG. Elvia Gonzalez has voting and dispositive control over the shares owned by this entity. The business address of APG is 121 Country Club Dr., Burbank, CA 91501.

(18)

Ng Yew Kam has voting and dispositive control over the shares owned by this entity. The business address of Sunway Technology Development Limited is Room 2103 Futura Plaza, 111 How Ming Street, Kwun Tong, Hong Kong.

(19)

Lee Siew Hong has voting and dispositive control over the shares owned by this entity. The business address of Digital Kiosk Technologies Sdn Bhd is 32B Jalan SS2/66, 47300 Petaling Jaya, Selangor, Malaysia.

(20)

Lim Soon Hock has voting and dispositive control over the shares owned by this entity. The business address of First Asset Holdings Ltd. is Room 2103 Futura Plaza, 111 How Ming Street, Kwun Tong, Hong Kong.

(21)

Deborah McKenzie has voting and dispositive control over the shares owned by this entity. The business address of Livorno Latin America Promotions BV is Scharlooweg 61, Box 210, Willemstad, Curacao, Netherlands.

(22)	Phil Evans has voting and dispositive control over the shares owned by this entity. The business address of Halifax Ltd. is 31 Ave Princesse Grace, L’estoril, MC 98000, Monaco.
(23)	Sherry Edington has voting and dispositive control over the shares owned by this entity. The business address of Marycliff Investment Corp. is 2910 E 57th Ste 5, Box 355, Spokane, WA 99223.
(24)

Victoria Rae has voting and dispositive control over the shares owned by this entity. The business address of Southwest Consulting Services Ltd. is Schottegatweg Oost 29E, P.O.Box 771, Willemstad, Curacao, Netherlands.

ITEM 8.  PLAN OF DISTRIBUTION

The selling security holders (referred to throughout this prospectus as the “selling security holders”) of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of the initial final prospectus covering the resale of common stock by the selling security holders;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holder under this prospectus. The selling security holder may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of our common stock or interests therein, the selling security holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling security holder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling security holders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  A selling security holder that is an "underwriter"

within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares have been sold or may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) the expiration of twenty-four (24) months following the date on which the SEC initially declared the Registration Statement effective.

We will not receive any part of the proceeds from the sale of these shares by any of the selling security holders.

The selling security holders are not restricted as to the price or prices at which they may sell the shares of our common stock offered under this prospectus. Also, the selling security holders are not restricted as to the number of shares which may be sold at any one time.

There is no assurance that any of selling security holder will sell any or all of the shares described in this prospectus and may transfer, devise or gift these securities by other means not described in this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

We plan to advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $60,200, including, but not limited to, legal, accounting, printing and mailing fees. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

ITEM 9.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized and Outstanding Capital Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

As of December 3, 2010, we had 3,141,484 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants and Other Convertible Securities

As of September 30, 2010, we had outstanding warrants to purchase an aggregate of 88,742 shares of our common stock with an exercise price of $1.00 per share.

In the first private placement, we sold 145,270 shares of our common stock, at a price of $0.65 per share, and, for no additional consideration, warrants to purchase up to 72,635 shares of common stock, at an exercise price of $1.00 per share. The warrants were issued in connection with the private placement to the selling stockholders that closed on May 11, 2010. The warrants remain exercisable until May 10, 2013.

In the second private placement, we sold 32,214 shares of our common stock, at a price of $1.00 per share, and, for no additional consideration, warrants to purchase up to 16,107 shares of common stock, at an exercise price of $1.00 per share. The warrants were issued in connection with the private placement to the selling stockholders that closed on September 14, 2010. The warrants remain exercisable until September 13, 2013.

The warrants are detachable and separately transferable only during the warrant exercise period. Upon the expiration of the warrant exercise period, the warrants will expire and become void.

The warrants may be exercised in whole or in part. If a holder desires to exercise its warrants, it must deliver an exercise notice to us at our principal office that specifies the number of shares of common stock to be purchased upon exercise. Unless the holder has elected a cashless exercise of the warrant, the notice must also be accompanied by payment of an amount equal to the per share exercise price multiplied by the number of shares for which the warrant is being exercised. Pursuant to the terms of the warrants, the holder will not have the right to exercise any portion of the warrants to the extent that after giving effect to such exercise, the holder (together with the holder’s affiliates), would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. By written notice to the Company, the Holder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder delivering such notice and not to any other holder of warrants.

The exercise price of the warrants may be adjusted upon certain events, including stock dividends, stock splits,

recapitalizations and similar adjustments to the number of shares of our common stock outstanding and dividends paid in cash, in shares of our common stock or securities convertible into our common stock or in kind.

Transfer Agent

Our transfer agent is Nevada Agency and Transfer Company of 50, West Liberty Street, Suite 880, Reno, Nevada 89501.

ITEM 10.  INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of our company as of June 30, 2010 and 2009, included in this Registration Statement have been audited by Davis Accounting Group P.C. and Li & Company, P.C., respectively to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in the Registration Statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Michael Espey, Esq., of 318 18th Ave. E. Seattle, WA 98112 is our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT

A.  BUSINESS OF GLOBAL MOBILETECH, INC.

History and Background

Global MobileTech, Inc., (formerly Trevenex Resources, Inc.) or Global MobileTech, GMT, us or we, was organized under the laws of the State of Nevada on December 10, 2007, as Trevenex Resources, Inc. or Trevenex Resources to engage in exploration of mineral properties in North America and specifically the Bayhorse Silver Mine.  Trevenex Resources, was an exploration stage company that was primarily engaged in the exploration of the Bayhorse Silver Mine, located in Baker County, Oregon. The Bayhorse Silver Mine historically produced silver, copper, lead, zinc, and antimony in a diverse zone of mineralization. The Bayhorse Property comprises of three patented mineral claims and 66 unpatented claims, BH 1-66, which surround the patented mining claims and collectively there are a total of approximately 1,365 acres, which make up the property. Although Trevenex Resources acquired mineral property and related mineral rights - quartz load mining claims, a substantial portion of its activities involved establishing the business and Trevenex Resources neither started exploring the mineral property, nor generated any revenue therefrom.

During 2008 and 2009, Trevenex Resources faced numerous difficulties and challenges in raising sufficient capital to commence and initiate its planned mineral exploration program. In the light of this impediment, our management decided to change our primary business and reorganize our organization structure, Board of Directors, and management to focus on the provision of mobile VoIP calls and mobile advertising services. It is the intention of our new management to dispose of the patented mining claims as soon as practicable, and to pursue the business in mobile VoIP calls and mobile advertising services.

On September 1, 2009, Trevenex Resources, Inc. formed a wholly owned subsidiary, Trevenex Acquisitions, Inc., under the laws of the State of Nevada.

On March 15, 2010, we entered into a five-year exclusive Marketing, Distribution, and License Agreement with VyseTECH Asia Sdn Bhd or VTA, a Malaysian corporation. The license agreement relates to our acquisition of the exclusive marketing rights for products developed by VTA and mobile Voice over Internet Protocol, or VoIP, calls and mobile advertising services for the express purpose of selling the products and mobile VoIP calls and mobile advertising services in North America. Subject to reaching certain goals, we will be authorized to continue to sell VTA’s products, VoIP calls, and mobile advertising services in the territory on an exclusive basis for the term of this license agreement.  In the event we do not meet certain minimum sales volumes ($1 million per year during the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement. The provisions of the agreement require us to make a onetime only license fee payment to VTA in the amount of $500,000, within six months of the execution of the agreement. On April 26, 2010, VTA agreed to waive the royalty payment equivalent of two percent of the gross sales due and payable by us pursuant to clause 3.1.2 of the Marketing, Distribution, and License Agreement between VTA and us. On September 14, 2010, VTA agreed to extend the payment of the license fee to March 15, 2011.

Concurrent with our restructure, we established Info-Accent Sdn Bhd or Info-Accent, a private Malaysian company and a wholly owned subsidiary of Trevenex Acquisitions, Inc., on April 7, 2010, to manage our business activities in Asia.  The new corporate structure of our company is summarized below.

Global MobileTech, Inc.
(“GMT”)
(Nevada)

Trevenex Acquisitions, Inc.
(“TA”)
(Nevada)
Wholly owned subsidiary of GMT

Info-Accent Sdn Bhd
(“Info-Accent”)
(Malaysia) Wholly owned subsidiary of TA

On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement (the “License Agreement II”) with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan. The License Agreement II provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia (“RM”) 1.6 million (approximately $500,000) to VTA and an additional RM 1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts from VTA. The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA were progressively paid in cash to VTA during the fourth fiscal quarter of 2010.  On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of a cash payment as full and final payment of the $491,990 license fee.

In the event Info-Accent does not meet certain minimum sales volumes (RM 5 million (approximately $1.5 million) per year during the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement.  VTA shall not during the term of the License Agreement II engage in any business howsoever which is in competition with or which may compete whether directly or indirectly with Info-Accent in Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan.

On April 8, 2010, we executed an Option Agreement to purchase a patent application owned by VTA for $3.5 million.  The option to purchase the patent application ends 12 months after the date of the Option Agreement. Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by us to VTA under its license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise our option to purchase the patent.

VTA is the legal owner of certain patent and technology rights under a patent application #12/164,259 entitled “Data communications between short-range enabled wireless devices over networks and proximity marketing to such devices” filed with the United States Patent and Trademark Office on June 30, 2008. VTA has developed and commercialized, primarily in Malaysia, patented proprietary technology for a number of applications that include mobile VoIP calls, mobile advertising, and mobile multimedia sharing services.

The acquisition of VTA’s license by Info-Accent on April 8, 2010, together with ongoing mobile VoIP calls and mobile advertising related contracts from VTA has allowed Info-Accent to enter into the mobile VoIP calls and mobile advertising business to generate revenue immediately, without being exposed to any downside risks.

The option to acquire the patent application from VTA was designed to provide us with the security and the independence that we need to grow the company without being subjected to any form of control by a third party.  Once we acquire the patent application we, and our subsidiary Info-Accent, will terminate our respective license agreements with VTA.

These actions are designed to leverage on the knowledge and experience of the new board members and management team in the mobile VoIP calls and mobile advertising business to capture opportunities for growth.

In April 2010, a majority of our shareholders authorized our management to change our corporate name from “Trevenex Resources, Inc.” to “Global MobileTech, Inc.” in order to reflect our changed business focus on the provision of mobile VoIP calls and mobile advertising services globally. The name change was effective on May 17, 2010, after we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State.

Overview

Global MobileTech specializes in the provision of biomass energy products and renewable energy applications; and mobile VoIP calls and mobile advertising services.

GMT has two operating business segments as follows:

1. The first business segment handles the development and sale of mobile voice over internet protocol or VoIP calls and mobile advertising services.

2. The second business segment is involved in the design, integration, marketing and sale of solar photovoltaic or PV-wind and solar PV-biomass hybrid power generation applications.  The biomass used in the power generation system includes oil palm bio-wastes and forest residues.

Business Opportunities

Following the grant of an exclusive Marketing, Distribution, and License Agreement on April 8, 2010 by VTA and the acquisition of ongoing mobile VoIP calls and mobile advertising related contracts from VTA for Asia, our subsidiary, Info-Accent Sdn Bhd, began to generate revenues from its mobile VoIP calls and mobile advertising business in Malaysia beginning in April 2010.

During the next 3 to 9 months, beginning September 30, 2010, we expect to generate revenues in the U.S. from the following sources:

i)

Private label partners who are seeking to generate additional revenue from their current and future customer base by selling our mobile VoIP calls and mobile advertising services under their own label without the technical, logistical and regulatory headaches associated with providing the services on their own

ii)

Marketers (channel partners) who are currently engaged in selling mobile services

iii)

Content partners who are primarily content publishers and developers and are seeking to monetize their unsold content inventory

iv)

Advertising agencies; and

v)

Brand and enterprise owners by deploying offerings that create long–term loyalty.

The following discussion of our business model relates to the business being undertaken by our Malaysian subsidiary, Info-Accent, since its acquisition of ongoing mobile VoIP calls and mobile advertising related contracts from VTA for the Asian market.

Our Mobile VoIP Gateway (“MVG”) solution enables mobile communication devices to communicate with each other using the Internet. Cell servers are linked to the Internet and adapted for transmitting voice and other digital data over the Internet such as using VoIP. Our solution includes registering users of mobile phones into our social network and storing a device identifier along with a user ID and password.

A contact list is stored for each registered user. The MVG includes our server that is able to discover the user's device and logging the user into our network based on the device identifier and an entered user ID and password, receiving a communication request to chat with one of the listed contacts, and establishing a communication session using free talk time previously awarded to our Community Members / Micro-Multimedia Bloggers for receiving advertisements on their mobile phone.

Our mobile advertising ecosystem is made up of four interlocking components. Each quadrant is designed to be strategically connected with the Ad Server comprising of the Mobile Multimedia Sharing Gateway (“MMSG”) and a MVG that continuously generates activities between the four interlocked components to sustain the growth of the ecosystem. The symbiotic relationship between the components is demonstrated by:

a.

Brand  and  enterprise owners (advertisers) who need our community members/microbloggers  (who are individuals  who  have  registered  with   mobile  social  microblogging  network,  and  have  given  their permission  to receive  mobile ads from  us on  their mobile phone) and mobile phone users (consumers) to grow their business;

b.	Consumers (community members + microbloggers) who need advertising agencies, content developers and publishers (content providers) for content;
c.	Content providers who need channel partners (marketers) to ultimately monetize their content; and
d.	Marketers (channel partners) who need us as the ad enabler to insure that the ecosystem is well secured and operating efficiently.

Product Opportunities

1.

Mobile VoIP Calls

Our Mobile VoIP Gateway is a component of the Ad Server that enables calls to be made from basic mobile phones, which previously had been limited to smart phones and Personal Digital Assistant (PDA) phones only.  Such calls have been made possible by linking a network of cell servers to the Internet, which are adapted for transmitting voice and other digital data over the internet. The solution implemented by our licensor, VTA, includes registering users of mobile phones into its social and microblogging network; and storing a device identifier along with a user identification number (“ID”) and password.

A contact list is stored for each registered user. Our mobile VoIP Gateway is able to discover the user’s device and logging the user into the network based on the device identifier and an entered user ID and password, receiving a communication request to chat with one of the listed contacts, or establishing a microblogging session with other bloggers using the free talk time previously awarded to the community members for receiving advertisements on their mobile phone.

Our mobile VoIP application has given us two advantages over our competitors, namely: i) it does not require users to download any software onto their mobile phone to gain access to our VoIP service and ii) VoIP calls can be made from any basic (entry level) mobile phone.

2.  Mobile Advertising

Mobile advertising has replaced mass communications with direct brand-to-consumers relationship. The solution provided by VTA under our license agreements unites brands, content providers, and mobile phone users through our Ad Server to create a marketplace for mainstream mobile media consumption for:

(a)  Brand and enterprise owners

(b)  Advertising agencies

(c)  Mobile multimedia content publishers and developers; and

(d)  Consumers

a) Brand and Enterprise Owners

We help brand and enterprise owners to control their costs and build their brand or enterprise through our services that promote mobility, flexibility and provide information via the mobile phone.

We tap into mobile advertising by deploying offerings that create long-term loyalty among consumers and our mobile community members and microbloggers.

b) Advertising Agencies

We help advertisers target mobile phone users and mobile community members and microbloggers in the most effective way.  Advertisers can achieve relevant targeting with a wide reach regardless of whether it is a basic mobile or smart phone. The Ad Server enables multimedia content to be exchanged between mobile phone users giving us the opportunity to reach registered mobile phone subscribers in North America with relevant content at the right time and in the right location.

We help global and local brands engage with a new audience in a fresh way that is mutually beneficial to all our stakeholders – brand and enterprise owners, channel and content partners, advertisers and agencies, mobile community members and microbloggers.

We enable planners and buyers to plan, build, buy and execute a mobile campaign within minutes as well as follow up campaign performance in real time.

c) Mobile Multimedia Content Publishers and Developers

We provide mobile multimedia content publishers and developers with an effective method of monetizing their mobile traffic.  The Ad Server seamlessly connects content publishers and developers to advertisers, mobile phone users and our mobile community members and microbloggers.

Content publishers and developers will be able to optimize their advertising revenue with our Ad Server platform by adding new revenue streams through the sale of space or content and creating new ad spaces.

d) Consumers

The rewards program to be purchased from VTA under the license agreements give advertisers immediate and direct access to consumers comprising of our community members, microbloggers and mobile phone users who have given their prior permission for advertisements to be disseminated to their mobile phones. Incentive points will be awarded to the community members/microbloggers for viewing advertisements on their mobile phones.

3. Our Renewable Energy Business

We help our customers to conceptualize, design and integrate renewable energy systems using biomass as feedstock for example oil palm biowastes and forest residues for conversion into renewable energy. Forest residues are converted to torrefied wood which is typically used as feedstock for co-firing with coal in existing coal-fired plants. The solar PV-wind and solar PV-biomass power generation systems that we design and build are based on the methodology developed by our Chairman. We do not manufacture any of the components used for the power generation systems. The components are source from various suppliers. We typically solicit competitive proposals from various component manufacturers, evaluate the proposals and recommend to our customers components that meet with their system performance specifications.

The services we render include site assessment, site verification, power system modeling and analysis, engineering design, project management, progress inspection, installation and integration of the biomass power generation system with solar PV to operate as a hybrid power generation system. The hybrid system was designed to help our customers to reduce their energy bills, increase operational efficiencies and utilizing their biowastes to produce clean energy that would otherwise have caused damage to the environment.  Our customers include owners and operators of oil palm plantations and palm oil mills; lumber and sawmill operators.

Partnership Programs

We view our channel and content partners in Asia as an extension of our team, playing a key role in the go-to-market strategy and our future overall success. Lead sharing, early product information and technical / sales training are among the many benefits of our program, designed to give our channel partners a distinct sales advantage.

(1) Channel Partner

The Channel Partner Program developed by our licensor VTA is open to any individual or company currently doing or wanting to do business with VTA under ongoing contracts we acquired from VTA. We plan to offer three levels of partnership which are designed to recognize and reward our partners in the sale of our mobile advertising services.

Partner categories and levels of VTA licensed technology:

Tier 1 -

Tier 1 Partners who qualify for the status and privileges of this category must complete the second level of our Technical and Sales training program. They must also demonstrate exceptional business performance, measured by revenue, support and training goals. Such partners must be actively engaged in selling our mobile advertising services and have proven to meet the most challenging advertiser requirements.

Tier 2 -

Value-added resellers offering mobile and online advertising services can qualify for the status and additional benefits of this category. Tier 2 Partners are required to complete the Technical and Sales training program and be actively involved in selling our mobile marketing services.

Tier 3 -

This level is open to any individual or company that is ready and willing to sell the mobile advertising services. At this level, requirements are minimal and we offer a number of basic benefits to help our partners get off to a highly successful start.

(2) Content Partner

We offer a new way for advertising agencies and content publishers and developers to monetize their unsold content inventory. The Content Partners will benefit from increased opportunities for monetization as well as the opportunity to promote their content globally through MobiCAST.

(a)   Advertising Agencies

We provide the transparency and control to meet the unique demands of the mobile advertising business by providing advertising agencies:

•	Source and manage ads from in-house and third party sources in many major screen sizes, using our Ad Server, within a single seamless environment.
•	Control their experience by defining, fine-grained ad plans for ad placements, formats and frequencies to balance their revenue and view retention goals.
•	Improve their business performance using powerful reporting tools to analyze current and historical data as well as manage their relationships in the lucrative mobile advertising marketplace.

(b)   Content Publishers and Developers

Utilizing the VTA developed system, we enhance our clients’ coverage by supplementing their in-house sales team. We will attach ads to their multimedia content for dissemination to the profiled list of Community Members and Micro-Multimedia Bloggers to be acquired from VTA. We plan to replace technical hurdles and operational bottlenecks with a streamlined scalable process to monetize our clients’ multimedia content and open a path to greater profitability.

Our solar photovoltaic (“PV”)-wind hybrid power generation business

During July 2010, we expanded our operations into the renewable energy business to include the design, integration, marketing and sales of solar PV-wind hybrid power generation applications in partnership with a Malaysian corporation, Powernique Technology Sdn Bhd ("Powernique"). Our partnership with Powernique has given us a jump start into the renewable energy business. We plan to implement our projects in collaboration with government agencies and telecommunication companies in Asia. Our entry into the renewable energy business is intended to develop another recurring revenue stream that will complement our mobile VoIP calls and mobile advertisement business segment.

On September 1, 2010, Info-Accent Sdn Bhd and Mohd. Aris Bernawi executed an Assignment Agreement whereby the Chairman assigned to GMT, exclusively throughout the world, all rights, title and interest in the methodology for the optimal sizing of a solar PV-wind hybrid power generation system. The methodology relates to finding the optimum configuration, among a set of system components, which meets the desired system reliability requirements with the lowest value of levelized cost of energy (“LCE”).

We help our customers to conceptualize, design and integrate renewable energy systems using biomass as feedstock for example oil palm biowastes and forest residues for conversion into renewable energy. Forest residues are converted to torrefied wood which is typically used as feedstock for co-firing with coal in existing coal-fired plants. The solar PV-wind and solar PV-biomass power generation systems that we design and build are based on the methodology developed by our Chairman. We do not manufacture any of the components used for the power generation systems. The components are source from various suppliers. We typically solicit competitive proposals from various component manufacturers, evaluate the proposals and recommend to our customers’ components that meet with their system performance specifications.

The services we render include site assessment, site verification, power system modeling and analysis, engineering design, project management, progress inspection, installation and integration of the biomass power generation system with solar PV to operate as a hybrid power generation system. The hybrid system was designed to help our customers to reduce their energy bills, increase operational efficiencies and utilizing their biowastes to produce clean energy that would otherwise have caused damage to the environment. Our customers include owners and operators of oil palm plantations and palm oil mills; lumber and sawmill operators.

Two steps are involved in the optimal sizing procedure.  The first step is to design a solar PV-wind hybrid model based on available local solar and wind data. The second step is to optimize the sizing of a system according to the loss of power supply probability and the LCE concepts. The configuration: (i) which can meet the desired system reliability is obtained by changing the type and size of components that make up the system; and (ii) with the lowest LCE gives the optimal choice that places an important role in cost reduction as well as energy production.

We have utilized the optimal sizing procedure in the design and integration of our solar PV-wind hybrid power generation applications for:

1. Rural and remote island electrification

2. Powering remote radio base stations

3. Potable water production

4. Potable water production and organic vegetable cultivation

We launched our solar PV-wind hybrid power generation applications in Malaysia during the first fiscal quarter of 2011 targeting government agencies, telecommunication companies and palm oil refiners. We plan to expand into other South East Asian countries and China during 2011.

Competition

Competition for our Mobile VoIP Calls and Mobile Advertising Segment

We believe that the mobile communications industry which includes VoIP calls, advertising and mobile social microblogging services is constantly evolving. Digital in general encompasses more and more aspects like mobile phones, PDAs and other wires communication devices. Internet and digital channels are the fastest growing media around the world.  Broadband is now readily available at a fairly inexpensive rate and the regulatory environment in the U.S., China and Asia have also changed.

Our objective is to focus on providing integrated mobile VoIP communication and mobile advertising services within both the traditional and new media advertising space. We believe that changes in technology and the growth in digital media present us with opportunities to compete against media agencies.  These opportunities include pursuing new media possibilities that incorporate traditional advertising with relevant digital know-how.  We believe that these changes represent a growth opportunity for companies that are able to acquire and combine these new media skills with the traditional advertising model.

We experience competition in the following business areas:

•	Online advertising
•	Mobile advertising
•	Traditional advertising agencies
•	Online blogging networks
•	Mobile microblogging networks

We believe the following companies to be examples of our key competitors in our different market segments. Many of these companies are significantly larger international companies and have substantially greater financial and professional resources than we do. Further, many of these competitors have or will have regional offices from which they can provide services across a wide range of markets for prospective clients. Our current location in Malaysia via our wholly owned subsidiary, Info-Accent, is strategically located to enable us to serve our clients in China and Asia. We plan to compete against our larger competitors by delivering effective and strategic advertising and marketing campaigns with our rewards program.

1)  Online Advertising

Examples of online advertising include contextual ads on search engine results pages, banner ads, rich media ads, social network advertising, advertising networks and e-mail marketing, including e-mail spam. Our main competitors include:

•	Google
•	DoubleClick (acquired by Google in 2007)
•	Yahoo
•	MSN (Microsoft)
•	AOL
•	Adbrite
•	Alibaba, China
•	Taobao, China
•	Sina, China

It is estimated that since 2008, Google controls approximately 69% of the online advertising market (http://www.browsermedia.co.uk/2008/04/01/doubleclick-deal-means-google-controls-69-of-the-online-ad-market/).

2)  Mobile advertising

Mobile advertising is closely related to online or internet advertising. Its reach is far greater than online advertising as there are 3.3 billion registered mobile phone users compared to 1.1 billion internet users worldwide.

Our main competitors include:

•	Virgin Mobile, USA
•	Navteq Media Solution
•	Microsoft Advertising
•	Third Screen Media (AOL)
•	Tencent, China
•	Madhouse, China
•	Focus Media, China

3) Traditional Advertising Agencies

Traditional advertising agencies are dedicated to creating, planning and handling advertising as well as overall marketing and branding strategies for their clients. Our main competitors include:

• Bernstein-Rein

• Dentsu

• MARC USA

• Omnicom Group

• WPP Group

• Saatchi & Saatchi Advertising, China

• JWT Thompson, China

• Ogilvy & Mather, China

4)  Online Blogging Networks

Our main competitors include:

• Facebook

• CollegeBlender.com

• Flickr.com

• Friendster.com

• Gossipreport.com

• Linkedin

• Myspace

• Qaiku

• Thumbcast

5)  Mobile Microblogging Networks

Our competitors will include:

• Twitter

• Strands

• Groovr

• Jaiku

• Identi.ca

• NotePub

• BuzzCity, Singapore

• Mygamma, Singapore

Competition for our Renewable Energy Segment

We face competition from existing energy products such as coal, petroleum, other alternative energy such as solar and wind-powered energy providers, and those suppliers of wood pellets.

Oil Palm Biomass

We are expected to face limited competition in the production of renewable energy using oil palm biomass from several renewable power producers in Malaysia, Thailand and Indonesia:

Malaysia	Currently, there are three companies involved in the production of renewable energy using oil palm wastes with a combined capacity of 20.5 MW.
Thailand	One small power producer generating 2 MW
Indonesia	Two power producers generating a total of 17.5 MW.

Government Regulations

Government Regulations Governing our Mobile VoIP Calls and Mobile Advertising Segment

Malaysia

Laws and regulations that apply to Internet communications, commerce, and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Web, and could adversely affect the demand for our advertising solutions or otherwise harm our business, results of operations and financial condition.

Malaysian Communications and Multimedia Commission Act (1998)

The Malaysian Communications and Multimedia Commission (“MCMC”) was created pursuant to the Malaysian Communications and Multimedia Commission Act (1998) as a new regulator for the communications and multimedia industry in Malaysia. At the same time, the Communications and Multimedia Act (1998) (“CMA”) was passed, to fulfill the need to regulate an increasingly convergent communications and multimedia industry.

We are governed by Section 211 of the Malaysia Communications and Multimedia Act 1988 that provides: “No content applications service provider, or other person using a content applications services, shall provide content which is indecent, obscene, false, menacing, or offensive in character with intent to annoy, abuse, threaten or harass any person”.

The Act also provides a regulatory framework to accommodate the convergence of the telecommunications, broadcasting, and computing industries in Malaysia. The basic principles underlying the CMA are transparency, technology neutrality, flexibility, and transparency.

The powers and functions of MCMC are:

•

to advise the Malaysian Ministry of Information, Communication and Culture on all matters concerning the national policy objectives for communications and multimedia activities,

•

to implement and enforce the provisions of the communications and multimedia laws,

•

to regulate all matters relating to communications and multimedia activities not provided for in the communications and multimedia laws,

•

to consider and recommend reforms to the communications and multimedia laws,

•

to supervise and monitor communications and multimedia activities,

•

to encourage and promote the development of the communications and multimedia industry,

•

to encourage and promote self-regulation in the communications and multimedia industry,

•

to promote and maintain the integrity of all persons licensed or otherwise authorized under the communications and multimedia industry,

•

to render assistance in any form to, and to promote co-operation and co-ordination amongst, persons engaged in communications and multimedia activities; and

•

to carry out any function under any written law as may be prescribed by the Minister Information, Communication and Culture of with notification published in the Malaysian Government Gazette.

Advertising Standards Authority

The Advertising Standards Authority (ASA) was established in 1977 to provide independent scrutiny of the then newly created self-regulatory system set up by the industry. Its chief tasks are to promote and enforce high ethical standards in advertisements, to investigate complaints, to identify and resolve problems, to ensure that the system operates in the public interest and to act as a channel for communications with those who have an interest in advertising standards.

Malaysian Code of Advertising Practice

All practitioners of advertising are required to abide by the Malaysian Code of Advertising Practice. The Code contains principles describing the essence of good advertising.

•

All advertisements should be legal, decent, honest and truthful,

•

Advertisements must project the Malaysian culture and identity, reflect the multi-racial character of the population and advocate the philosophy of the National Principles of Malaysia.

•

Advertisements must not identify or typecast each particular racial group or sex with vocations, traditional values and backgrounds.

•

Advertisements must comply in every respect with the Law, common or statute.

•

All advertisements should be prepared with a sense of responsibility to consumers and to society.

•

All advertisements should conform to the principles of fair competition as generally accepted in business.

•

No advertisements shall bring advertising into disrepute or reduce confidence in advertising as a service to the industry and to the public.

•

Advertisements must be clearly distinguishable as such.

The Code contains general guidelines relevant to all advertisements as well as rules for specific sectors such as medicinal and related products and advertisements containing health claims, children and young people. The Code and the self regulatory procedure that exists to administer it, are designed to work within to complement existing regulations

United States

The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of commercial email (e.g., the Federal CAN-SPAM Act of 2003), and taxation. The United States Congress has passed legislation regarding spyware (i.e., H.R. 964, the “Spy Act of 2007”) and the New York Attorney General’s office has sued a major Internet marketer for alleged violations of legal restrictions against false advertising and deceptive business practices related to spyware.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, establishes requirements for commercial adverts and specifies penalties for commercial mobile that violates the Act. In addition, the CAN-SPAM Act gives consumers the right to require advertisers to stop sending them commercial adverts.

The CAN-SPAM Act covers messages sent for the primary purpose of advertising or promoting a commercial product, service, or Internet web site. The Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the Department of Justice, other federal agencies, State Attorneys General, and ISPs also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

• prohibiting false or misleading ad header information;
• prohibiting the use of deceptive subject lines;
• ensuring that recipients may, for at least 30 days after an ad is sent, opt out of receiving future commercial messages from the sender, with the opt-out effective within 10 days of the request;
• requiring that commercial ad be identified as a solicitation or advertisement unless the recipient affirmatively permitted the message; and
• requiring that the sender includes a valid postal address in the ad message.

The CAN-SPAM Act also prohibits unlawful acquisition of recipients’ addresses, such as through directory harvesting, and transmission of commercial mobiles by unauthorized means, such as through relaying messages with the intent to deceive recipients as to the origin of such messages.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of adverts sent, with enhanced penalties for commercial advertisers who harvest recipients’ addresses, use dictionary attack patterns to generate mobile addresses, and/or relay adverts through a network without permission.

The CAN-SPAM Act acknowledges that the Internet offers unique opportunities for the development and growth of frictionless commerce, and the CAN-SPAM Act was passed, in part, to enhance the likelihood that wanted commercial ad messages would be received. We believe we are a leader in developing policies and practices affecting our industry and that our permission-based mobile marketing model and our anti-spam policy are compatible with current CAN-SPAM Act regulatory requirements. We are a founding member of the Email Sender and Provider Coalition, or ESPC, a cooperative industry organization founded to develop and implement industry-wide improvements in spam protection and solutions to prevent inadvertent blocking of legitimate commercial adverts. We maintain high standards that apply to all of our customers, including non-profits and political organizations, whether or not they are covered by the CAN-SPAM Act.

The CAN-SPAM Act preempts, or blocks, most state restrictions specific to email, except for rules against falsity or deception in commercial adverts, fraud and computer crime. The scope of these exceptions, however, is not settled, and some states have adopted email regulations that, if upheld, could impose liabilities and compliance burdens on us and on our customers in addition to those imposed by the CAN-SPAM Act.

Moreover, some foreign countries, including countries in Asia and China, have regulated the distribution of commercial adverts and the Internet collection and disclosure of personal information. Foreign governments may attempt to apply their laws extraterritorially or through treaties or other arrangements with U.S. governmental entities.

Our future customers may be subject to the requirements of the CAN-SPAM Act, and/or other applicable state or foreign laws and regulations affecting electronic marketing. If our customers’ mobile campaigns are alleged to violate applicable laws or regulations and we are deemed to be responsible for such violations, or if we were deemed to be directly subject to and in violation of these requirements, we could be exposed to liability.

The standard terms and conditions of sale we plan to use will require our customers to comply with laws and regulations applicable to their mobile marketing campaigns and to implement any required regulatory safeguards. We will take additional steps to facilitate our customers’ compliance with the CAN-SPAM Act, including the following:

• new customers signing up for our services must agree that they will send adverts through our service only to persons who have given their permission;
• when a contact list or database is uploaded, the customer must certify that it has permission to contact each of the addressees;

• when an individual indicates that they want to be added to a mailing list, they may receive a confirmation email and  may be required to confirm their intent to be added to the contact list, through a process called double opt-in;

• we will electronically inspect all of our customers’ contact lists to check for spam traps, dictionary attack patterns and lists that fail to meet our permission standards; and
• we will make use of an outbound call center which facility to call all of our opted-in clients in order to verbally validate their opt in records and contact permission.

The Federal Trade Commission (“FTC”) has recently issued its report on Self-Regulatory Principles for Internet Behavioral Advertising that promotes principles designed to encourage meaningful self-regulation with regard to Internet behavioral advertising within the industry. As evidenced by such report, the FTC maintains its support of self-regulation within the industry, however its message strongly encourages that industry participants come up with more meaningful and rigorous self-regulation or invite legislation by states, Congress or a more regulatory approach by the FTC. Such legislation or increased regulatory approach by the FTC may adversely affect our ability to grow the Company’s media division and effectively grow its behavioral targeting platform. Other laws and regulations have been adopted and may be adopted in the future, and may address issues such as user privacy, spyware, “do not email” lists, pricing, intellectual property ownership and infringement, copyright, trademark, trade secret, export of encryption technology, click-fraud, acceptable content, search terms, lead generation, behavioral targeting, taxation, and quality of products and services. This legislation could hinder growth in the use of the Web generally and adversely affect our business. Moreover, it could decrease the acceptance of the Web as a communications, commercial and advertising medium. The Company does not use any form of spam or spyware and has policies to prohibit abusive Internet behavior, including prohibiting the use of spam and spyware by our Web publisher partners.

Consumer Protection and Privacy Rights

We do not facilitate the delivery of spam messages to mobile phone subscribers. Prior to the delivery of a multimedia message we ensure that there is an existing relationship between us, the Wireless Carrier or the Brand Owner, and the subscriber to whom the message is being delivered, in which the subscriber has agreed to receive advertising messages. We believe that a mobile phone is a personal communications device and that it should not be abused.

We collect personally identifiable information from consumers with the consumer’s permission. The consumer provides this permission by opting into one of our programs. We store personally identifiable information securely and do not use the data without the explicit, knowing permission of the consumer which is gained at the time we collect the data.

Our future Wireless Carriers or Brand Owner  customers retain the right to use data they have obtained through explicit permission from a consumer; for example, if a consumer provides an email address to receive information and updates. We rely on our customers’ consumer privacy policies and practices, as well as the consumer privacy policies and practices of the publisher websites included in each advertising campaign.  If our future Wireless Carriers or Brand Owner customers provide databases of their consumers, we will use this data on behalf of those customers, again pursuant to their consumer privacy policies. We rely on our Wireless Carriers and Brand Owner customers to collect and maintain such data with the appropriate precaution and responsibility as stated in their privacy policies. The premise is that both the website providing the ad space and the advertiser (1) have an opt-in relationship with the customer, (2) have an opportunity to share their consumer privacy policies with their customer, and (3) provide an opportunity to opt-out.

We collect certain technical data (such as type of browser, operating system, domain type, date and time of viewer’s response) when serving Internet advertisements. This type of information is defined by the Network Advertising Initiative as non-personally identifiable information. In addition, we use non-personally identifiable information that we receive from websites, pursuant to their consumer privacy policies, about their visitors’ general demographics and interests in order to target appropriate advertising to the websites.

We use “cookies,” among other techniques, to measure and report non-personally identifiable information to advertisers, such as the number of people who see their advertisements or emails and the number of times people see the advertisement. A cookie is a small file that is stored in a web user’s hard drive. Cookies cannot read information from the web user’s hard drive; rather they allow websites and advertisers to track advertising effectiveness and to ensure that viewers do not receive the same advertisements repeatedly.  Cookies, by themselves, cannot be used to identify any user if the user does not provide any personally identifiable information. They can be used, however, to record user preferences in order to allow personalization features such as stock portfolio tracking and targeted news stories.

Government Regulations Governing our Renewable Energy Segment in Malaysia

In Malaysia, the Economic Planning Unit and the Implementation and Coordination Unit of the Prime Minister’s Department develop and control the country’s energy policy. The non-oil and gas energy and security sectors are regulated by the Ministry of Energy, Water and Communications while the Energy Commission of Malaysia regulates the energy supply activities and enforces energy supply laws.

In the 8th Malaysia Plan (2001-05) energy policy was formulated by including aims for a safe, cost-effective, secure energy supply which means promoting renewables, cogeneration, diversification, efficiency and using auditing, financial and fiscal incentives, technology development, and labeling. The 8th Plan includes several incentive mechanisms for the promotion of environmental measures and the use of renewables in the private sector. Originally the four fuel diversification policy focused on oil, gas, coal and hydro. In the 8th Plan, it was broadened to include renewable energy as a fifth fuel in the new Five Fuel Strategy.

In the 9th Malaysia Plan (2006-10) the energy policy of the 8th Plan was continued while providing a more conductive environment to support renewable energy projects. Additionally, the 9th Plan announced a target of 350 MW of grid-connected renewable electricity generation by 2010.

The 10th Malaysia Plan (2011-15) will include a comprehensive National Renewable Energy Policy and an Action Plan which will focus on intensifying energy efficiency initiatives. The plan will increase efforts to develop alternative energy such as solar, wind and biofuels and explore the possible use of nuclear energy. The new Renewable Energy Plan includes the announcement of long-term renewable energy targets to 2050 and the introduction of a feed-in tariff for renewable electricity.

Malaysia is currently in the process of updating its energy policy by means of the 10th Malaysia Plan (2011-15) with a new National Renewable Energy Policy and Action Plan. As was recently presented on a conference in Malaysia, the Malaysian government is considering a comprehensive Fit-in Tariff or FIT program to be part of the 10th Malaysia Plan. The Malaysian proposal includes all renewable energy technologies, differentiates tariffs by technology, and derives the tariffs based on the cost of generation. In the proposal it is also suggested that the FIT program would add 2% to the average electricity price in the country. However, an exemption for this rise in electricity costs is available for low-income consumers. The Malaysian government acknowledges that some basic non-economic barriers will need to be overcome in order for the scheme to be successful such as guaranteed grid access and legal obligation for utilities to purchase renewable electricity, streamlined (local) procedures, FITs preferably to be fixed for 20 years and implementation by a competent agency that includes constant monitoring and progress reporting. It also acknowledges as a critical factor for success the installation of a renewable energy fund manager.

Malaysia Environmental Regulations (Clean Air Act) 1978

Industries are required to comply with both air emission and effluent discharge standards which are regarded as acceptable conditions allowed in Malaysia as stipulated in the Environmental Regulations (Clean Air Act) 1978 and the Environmental Quality (Sewage and Industrial Effluents) Regulations 1979.

National Forestry (Amendment) Act 2010

National Forestry (Amendment) Act 2010 emphasize on transferring the burden of producing evidence from the prosecutors to those in possession of illegal logs. This Act will ensure that the forestry sector can progress in line with challenges and issues covering illegal logging and that forest conservation and preservation activities will be more effective. The penalty for illegal logging is RM1mil and the jail term is between five and 20 years under this Act.

The overall goal of this policy is to ensure that Malaysia protect its natural resources, soil erosion due to over-logging and the deterioration of water quality as one of the leading exporter of sawn logs and timbers in the world.

Plant Quarantine Act 1976 and the Plant Quarantine Regulation 1981

The Crop Protection and Plant Quarantine Division of the Department of Agriculture (DOA), Malaysia has enforced the Plant Quarantine Act 1976 and the Plant Quarantine Regulation 1981. The Plant Quarantine Regulation 1981 has stipulated the requirements for the importation of plants, plant products, growing media or rooting compost, beneficial organisms, plant pests and carrier of plant pests. The import of plants and plant products under the Plant Quarantine Act 1976 include wood (wood mulch, back chip, fuel wood, rubberwood and logs).

Patent

We presently utilize licenses in connection with our mobile VoIP calls and mobile advertising business. We have yet to exercise our option to purchase patent application #12/164,259 entitled “Data communications between short-range enabled wireless devices over networks and proximity marketing to such devices” filed with the United States Patent and Trademark Office on June 30, 2008 owned by VTA for $3.5 million pursuant to an Option Agreement that was executed between us and VTA on April 8, 2010. The option to purchase the patent application ends on April 7, 2011, 12 months after the date of the Option Agreement. Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by us to VTA under its license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise the option to purchase the patent.

Employees and Employment Agreements

At present, we have do not have any employees in the U.S. Our wholly owned Malaysian subsidiary, Info-Accent, has three employees, including our Chief Executive Officer, Aik Fun Chong, our Treasurer and Chief Financial Officer, Hon Kit Wong; and our Assistant Finance Manager, Siew Hong Lua. Mr. Chong and Mr. Wong have similar officer positions at Global MobileTech. Our CEO and CFO are paid by Info-Accent under the terms of employee contracts pursuant to which they also render services to Global MobileTech. An additional seven workers at Info-Accent are paid on a contract basis. None of our officers or directors has an employment agreement with us.

B.  DESCRIPTION OF PROPERTY

Our principal executive offices are located at A-1-5 Block A Jaya One, 72A Jalan Universiti, 46200 Petaling Jaya, Selangor, Malaysia.  This office space is leased from an unaffiliated party at $3,125 per month.  This lease expires on March 31, 2012.

We maintain our corporate office at 1312 North Monroe, Suite 750, Spokane WA 99201. This office space is leased from an unaffiliated party at $50 per month on a month-to-month lease.

We believe that our existing facilities are adequate for our current requirements and that suitable additional space will be available as needed to accommodate future expansion of our operations.

On December 26, 2007, we purchased all rights, title and interest in the three patented claims comprising the Bayhorse Silver Mine from five owners of IBEX Minerals, Inc. The Bayhorse Silver Mine comprises three patented mining claims containing a total of 45 acres and 66 unpatented mining claims consisting of 1,365 acres. The property was quit claimed to us and recorded on December 26, 2007 in the county assessor’s office in Baker City, Oregon and with the office of the United States Bureau of Land Management in Portland, Oregon so we have full legal ownership rights to the Bayhorse mining claims, including the mineral and water rights. The Bayhorse Property is located near the Snake River approximately 6.5 miles northeast of the town of Huntington, Oregon, in sections 8,9,16,17,19,20 and 21, T. 13 S., R. 45 E., Willamette Meridian. The area is presently accessible by a well maintained county road. The registered mining claims are summarized below.

Unpatented Mining Claims	OMC #
BH 1 through BH 66	163188 through 163253

Patented Mining Claims	Mineral Survey Number
OK Quartz Load	M.S. 301
Rapid Quartz Load	M.S. 300
Bayhorse Quartz Load	M.S. 133

In January 2008, our agents staked 66 unpatented mining claims surrounding the three patented claims, totaling approximately 1,365 acres. We do not own the land that makes up the unpatented claims, but we have the right to explore for commercial mineralization and in the event commercial minerals exist, we may, under certain conditions, extract those minerals. It is the intention of our new management to dispose of the patented mining claims as soon as practicable and to pursue the business in mobile VoIP calls and mobile advertising services.

C.  LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us or our subsidiaries, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

D.  MARKET PRICE OF AND DIVDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTC Bulletin Board since April 15, 2009. Since its quotation on OTC Bulletin Board there was no trading activity of any kind until May 2010 and the last trade in our common stock was on May 26, 2010 at $1.05 per share and consequently there are no historical share prices to report.

As of December 6, 2010 there were 65 holders of record of our common stock.

Dividend Policy

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.   We would not be able to pay our debts as they become due in the usual course of business; or

2.   Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan Information

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 3, 2010.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders (1)	0	$0	1,000,000
Total	0	$0	1,000,000

(1)

On December 10, 2007 our shareholders adopted the 2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan with 1,000,000 shares of common stock reserved for issuance under the Plan under which the board of Directors may grant incentive or non-statutory stock options to our officers, Directors, employees, consultants and advisors.

E.  FINANCIAL STATEMENTS

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Global MobileTech, Inc.:

We have audited the accompanying consolidated balance sheet of Global MobileTech, Inc. (a Nevada corporation and formerly Trevenex Resources, Inc.) and subsidiaries as of June 30, 2010, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the fiscal year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global MobileTech, Inc. and subsidiaries as of June 30, 2010, and the results of their consolidated operations and their consolidated cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,

September 22, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Global MobileTech, Inc.

(Formerly Trevenex Resources, Inc.)

Spokane, Washington

We have audited the accompanying balance sheet of Global MobileTech, Inc. (formerly Trevenex Resources, Inc.) (the “Company”) as of June 30, 2009, and the related statements of operations, stockholder’s equity, and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2009, and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a negative working capital and a deficit accumulated during the exploration stage at June 30, 2009, and had a net loss and cash used in operations for the fiscal year then ended, with no revenues earned during the period. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

August 6, 2009

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND 2009

ASSETS
	June 30,	June 30,
	2010	2009
Current Assets:
Cash	$ 18,416	$ 60
Accounts receivable- Trade	3,066,296	-
Total Current Assets	3,084,712	60

Property and Equipment:
Computer software	452,016	-
Furniture and office equipment	1,537	-
	453,553	-
Less - Accumulated depreciation and amortization	(22,678)	-

Net property and equipment	430,875	-

Other Assets:
Mineral properties - Available for sale	40,000	40,000
License Agreement (net of accumulated amortization of $26,883 in 2010)	965,107	-
Deposit	1,000	-

Total Other Assets	1,006,107	40,000

Total Assets	$ 4,521,694	$ 40,060

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable – Trade	$ 3,049,421	$ 7,612
Accrued liabilities	219,377	5,400
License agreement payable	991,990	-
Due to related party	5,539	-
Notes payable	18,000	-
Total Current Liabilities	4,284,327	13,012

Long-Term Liabilities:
Deferred income taxes	48,891	-

Total long-term Liabilities	48,891	-

Total Liabilities	4,333,218	13,012

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $0.001 par value: 10,000,000 shares
authorized; no shares issued or outstanding in 2010
and 2009, respectively	-	-
Common stock, par value $0.001 per share; 100,000,000
shares authorized; 1,895,270 and 1,700,000 shares
issued and outstanding in 2010 and 2009, respectively	1,896	1,700
Additional paid-in capital	275,331	168,600
Accumulated other comprehensive ( loss)	(2,135)	-
Accumulated (deficit )	(86,616)	(143,252)

Total Stockholders' Equity	188,476	27,048

Total Liabilities and Stockholders' Equity	$ 4,521,694	$ 40,060

The accompanying notes to the financial statements are

an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

	Years Ended
	June 30,
	2010	2009

Revenues	$ 4,323,601	$ -
Cost of Goods Sold	(3,644,894)	-
Gross Profit	678,707	-

Expenses:
Professional fees	90,633	60,151
Rent expense - related party	2,400	2,400
Depreciation and amortization	49,580	-
Sales and marketing	188,048	-
General and administrative - Other	241,622	2,185
Total Operating Expenses	572,283	64,736

Income (Loss) from Operations	106,424	(64,736)

Other (Expense):
Interest expense	(869)	-
Total other expense	(869)	-

Income (Loss) Before Income Taxes	105,555	(64,736)

Provision for income taxes:
Current	-	-
Deferred	48,919	-

Net Income (Loss)	$ 56,636	$ (64,736)

Comprehensive Income (Loss):
Foreign currency translation adjustment	(2,135)	-

Total Comprehensive Income (Loss)	$ 54,501	$ (64,736)

Earnings (Loss) Per Common Share:
Earnings (Loss) per common share - Basic and Diluted	$ 0.03	$ (0.04)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1,771,492	1,510,379

The accompanying notes to the financial statements are

an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

						Accumulated
					Additional	Other
	Preferred Stock		Common stock		Paid-in	Comprehensive	Accumulated
Description	Shares	Amount	Shares	Amount	Capital	(Loss)	(Deficit)	Totals

Balance - June 30, 2008	-	$ -	1,500,000	$ 1,500	$ 118,800	$ -	$ (78,516)	$ 41,784

Common stock issued for cash	-	-	185,200	185	46,115	-	-	46,300

Common stock issued for conversion of accounts payable	-	-	14,800	15	3,685	-	-	3,700

Net (loss) for the period	-	-	-	-	-	-	(64,736)	(64,736)

Balance - June 30, 2009	-	-	1,700,000	1,700	168,600	-	(143,252)	27,048

Common stock issued for cash	-	-	165,270	166	99,261	-	-	99,427

Common stock issued for management consulting services	-	-	30,000	30	7,470	-	-	7,500

Foreign currency translation adjustment	-	-	-	-	-	(2,135)	-	(2,135)

Net income for the period	-	-	-	-	-	-	56,636	56,636

Balance -June 30, 2010	-	$ -	1,895,270	$ 1,896	$ 275,331	$ (2,135)	$ (86,616)	$188,476

The accompanying notes to the financial statements are

an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009
	Years Ended
	June 30,
	2010	2009
Operating Activities:
Net (loss)	$ 56,636	$ (64,736)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Deferred income taxes	48,891	-
Depreciation and amortization	49,561	-
Common stock issued for services	7,500	-
Changes in assets and liabilities-
Deposit	(1,000)	-
Accounts receivable - Trade	(3,066,296)	-
Accounts payable - Trade	3,041,809	(1,366)
Accrued liabilities	213,977	5,400
Net Cash Provided by (Used in) Operating Activities	351,078	(60,702)

Investing Activities:
Purchases of computer software and furniture	(453,553)	-

Net Cash (Used in) Investing Activities	(453,553)	-

Financing Activities:
Proceeds from loan from related party	5,539	-
Proceeds from the issuance of notes payable	18,000	-
Proceeds from the issuance of common stock	99,427	46,300

Net Cash Provided by Financing Activities	122,966	46,300

Effect of Exchange Rate Changes	(2,135)	-

Net Increase (Decrease) in Cash	18,356	(14,402)

Cash - Beginning of Period	60	14,462

Cash - End of Period	$ 18,416	$ 60

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -

Supplemental Information of Noncash Investing and Financing Activities:

On December 26, 2007, the Company issued 200,000 shares of common stock in acquisition of three mining claims, valued at $20,000.

On June 12, 2009, the Company issued 14,800 shares of common stock valued at $0.25 per share in lieu of a payment of $3,700 indebted to its former President and CEO and a third party vendor.

On July 1, 2009, the Company issued 30,000 shares of common stock at $0.25 per share for management consulting services valued at $7,500.

On March 15, 2010, the Company entered into a five-year Exclusive Marketing, Distribution, and License Agreement with VyseTECH Asia Sdn Bhd ("VTA"), which required the Company to pay a onetime only license fee in the amount of $500,000 within six months of the execution of the agreement. On  September 14, 2010, VTA agreed to extend the payment date to March 15, 2011.

On April 8, 2010, Info-Accent Sdn Bhd ("Info-Accent"), a wholly owned subsidiary of the Company, entered into a five-year Exclusive Marketing, Distribution and License Agreement with VTA, which required Info-Accent pay a one-time only license fee of Ringgit Malaysia("RM") 1.6 million and an additional RM 1.6 million (approximately $491,990) within 90 days of the execution date of the agreement. On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement, whereby VTA agreed to receive 769,000 shares of the Company's common stock in lieu of a cash payment.

On September 1, 2010, the Company issued 100,000 shares of common stock at $1.00 per share to Valerie Looi as compensation for her services rendered to the Company as Corporate Secretary and Director from March 25, 2010 through August 31, 2010. The Company accrued $20,380 of the compensation expense to the period from March 25, 2010 through June 30, 2010 for her services.

The accompanying notes to the financial statements are an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Organization and Business

Global MobileTech, Inc. (“Global MobileTech”, “GMT” or the “Company”) was incorporated under the laws of the State of Nevada on December 10, 2007 for the purpose of acquiring, exploring, and developing mineral properties. Although the Company acquired mineral property and related mineral rights - quartz load mining claims, a substantial portion of the Company’s activities has involved establishing the business and the Company has neither started exploring the mineral property, nor generated any revenue to date.

The management of the Company decided to transition from a mining exploration company to a provider of mobile Voice over Internet Protocol (“VoIP”) calls and mobile advertising services in the high growth mobile communications sector by entering into a five-year exclusive Marketing, Distribution and License Agreement (“License Agreement”) with VyseTECH Asia Sdn Bhd (“VTA”), a Malaysian corporation on March 15, 2010, for North American market. On April 8, 2010, a wholly owned Malaysian subsidiary, Info-Accent Sdn Bhd or Info-Accent entered into a five-year exclusive Marketing, Distribution and License Agreement (“License Agreement II”) with VTA for the Asian market. The License Agreements grant the Company exclusive marketing rights for products developed by VTA and related mobile VoIP calls and mobile advertising services for the express purpose of selling the products and related mobile VoIP calls and mobile advertising services in North America and Asia.

Formation of Trevenex Acquisitions, Inc.

On September 1, 2009, the Company formed a wholly owned subsidiary, Trevenex Acquisitions, Inc. under the laws of the State of Nevada.  Trevenex Acquisitions, Inc. is currently inactive.

Formation of Info-Accent Sdn Bhd

On April 7, 2010, Info-Accent Sdn Bhd or Info-Accent, a privately held Malaysian company, became a wholly owned subsidiary of Trevenex Acquisitions, Inc.

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial statements and with Form 10-K and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries Trevenex Acquisitions, Inc. and Info-Accent Sdn Bhd. All significant intercompany balances and transactions have been eliminated in consolidation.

Fiscal year end

The Company has elected June 30 as its fiscal year end date.

Cash and Cash Equivalents

For purposes of reporting within the consolidated statements of cash flows, the Company and its subsidiaries consider all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

Mineral Property and Related Mineral Rights - Quartz Load Mining Claims

Mineral claim and other property acquisition costs are capitalized as incurred.  Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations.  Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development cost, are capitalized.  The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves.  If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Impairment of long-lived assets

In accordance to with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the years ended June 30, 2010, and 2009, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Revenue recognition

Info-Accent Sdn Bhd, a wholly owned Malaysian subsidiary, commenced operations on April 7, 2010. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company applies the revenue recognition principles set forth under SEC Staff Accounting Bulletin 104 (“SAB 104”) and considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenue from sales contracts with customers with revenues being generated upon the product or services have been rendered.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. The allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company and its subsidiaries become aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If the circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of June 30, 2010, and 2009, the Company had no allowance for doubtful accounts.

Stock-based compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation - Stock Compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity Based Payment to Non-Employees to account for equity instruments issued to parties other than employees for acquiring goods or services.  Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

Earnings per Common Share

Earnings/loss per common share is computed pursuant to FASB ASC Topic 260, Earnings per Share.  Basic net income/loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net income/loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding for the period ended June 30, 2010, and 2009.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the consolidated financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s consolidated financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company has adopted FASB ASC Topic 825, Financial Instruments, and ASC Topic 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, it establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable inputs, which may be used to measure fair value and include the following:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and accrued interest, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at June 30, 2010.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis. Consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of June 30, 2010, or June 30, 2009, nor gains or losses are reported in the statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended June 30, 2010, and 2009.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

Estimates

The consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2010, and June 30, 2009, and income and expenses for the periods then ended. Actual results could differ from those estimates made by management.

Foreign Currency Translation

The Company follows the provisions of ASC 830, “Foreign Currency Translation.”  The functional currency of our foreign subsidiary is Ringgit Malaysia (“RM”). All foreign currency asset and liability amounts are re-measured into U.S. dollars at end-of-period exchange rates. Foreign currency income and expense are re-measured at average exchange rates in effect during the year. Exchange gains and losses arising from foreign currency transactions are included in operations in the period in which they occur. Foreign currency translations are included in other comprehensive income class.

The reporting currency of the Company is United States Dollar ("US$"). In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, "Translation of Financial Statement", using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into US$1 has been made at the following exchange rates for the respective year:

	2010	2009
Year end RM: US$1 exchange rate	3.2521	-
Annual average RM: US$1 exchange rate	3.2503	-

Property and Equipment

Office furniture and computer software are recorded at cost. Depreciation and amortization are computed by the straight-line method over the estimated lives of the applicable assets, or term of the lease, whichever is shorter, if applicable. Expenditures for maintenance and repairs that do not improve or extend the life of the expected assets are expensed to operations, while expenditures for major upgrades to existing items are capitalized. Furniture and computer software are depreciated and amortized over estimated useful lives ranging from 3 to 5 years.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Other Comprehensive Income

The Company presents comprehensive income (loss) under FASB ASC 220 Comprehensive Income. ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. Accumulated other comprehensive income consisted of unrealized gains or losses resulting from the translation of financial statements from RM to US$. For the year ended June 30, 2010, the only components of comprehensive income were the net income for the period and the foreign currency translation adjustments, which was a loss of $2,135.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

NOTE 2 – DEVELOPMENT STAGE AND OPERATIONAL COMPANY

We were an exploration company from date of inception (December 10, 2007) to March 15, 2010.  Starting March 15, 2010, we were a development stage company. Accordingly, all losses accumulated since inception had been considered as part of our development stage activities.

Beginning April 8, 2010, we were deemed an operational company. The commencement of our planned principal operations indicated that we were no longer subject to the provisions as defined by the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification Topic 915 “Development Stage Entities.” Our financials therefore are presented as an operational company.

As described in the accompanying consolidated financial statements, the Company realized a net profit of $56,636 for the year ended June 30, 2010, and as of that date, the Company’s current liabilities exceeded its current assets by approximately $1,199,615. To further improve our working capital, we have reached an agreement with VyseTECH Asia Sdn Bhd to extend payment of the $500,000 license fee to March 15, 2011 (as discussed in Note 13). Per the accompanying consolidated financial statements, the Company had net positive cash inflow from operations at June 30, 2010 of $351,097 and management intends to continue to operate on a positive cash flow basis going forward. On July 7, 2010, the Company closed a private placement for a total of 769,000 shares of its common stock for aggregate net proceeds of $499,850 (as disclosed in Note 13). In addition, a shareholder of the Company has committed to provide funding to GMT, as necessary, to continue expansion of its operations.

NOTE 3 – MINING CLAIMS

On November 1, 2007, the Company’s former President, CEO and significant stockholder, Scott Wetzel, acquired a ninety-day (90) option to purchase certain mining claims from IBEX Minerals, Inc. Scott Wetzel assigned his rights to this option to the Company upon its formation on December 10, 2007. On December 26, 2007, the Company exercised the option and purchased the three (3) patented mining claims from IBEX Minerals, Inc. for (i) $20,000 and (ii) 200,000 shares of restricted common stock valued at $20,000, the estimated fair value on the date of acquisition and all the rights, title and interest in the three (3) patented mining claims were deeded to the Company free of encumbrances and recorded in the County of Baker, State of Oregon. In January 2008, the Company retained Minex Exploration, Inc., an independent exploration contract company, and expended $34,354 to locate unpatented mining claims contiguous and surrounding the three (3) patented mining claims. Minex Exploration, Inc. located 66 unpatented mining claims contiguous and surrounding the three (3) patented mining claims. Subsequently, these unpatented claims were recorded in the County of Baker, State of Oregon, and with the office of the United States Bureau of Land Management in Portland, Oregon. The three (3) patented mining claims and 66 unpatented mining claims are referred to as the Bayhorse mining property.

The Bayhorse mining property is located approximately 6.5 miles northeast of the community of Huntington, Oregon, in sections 8,9,16,17,19,20 and 21, T. 13 S., R. 45 E., Willamette Meridian in the County of Baker, State of Oregon. The registered mining claims are summarized below:

Patented mining claims	Mineral Certificate No., designated by the Surveyor General as Lot No.
BAY HORSE QUARTZ LODE MINING CLAIM	Mineral Certificate No. 67, designated by the Surveyor General as Lot No. 37
O.K. CONSOLIDATED QUARTZ LODE MINING CLAIM	Mineral Certificate No. 3, designated by the Surveyor General as Lot No. 301
RAPID QUARTZ LODE MINING CLAIM	Mineral Certificate No. 2, designated by the Surveyor General as Lot No. 300

Unpatented mining claims	OMC #
BH1 through BH66	163188 through 163253

The Company did not record depletion of mineral properties as it has not started production from such mining claims. Depletion expense for the next five (5) fiscal years is undeterminable as the Company has not commenced its planned operations.  Subsequent to the locating and recording of the 66 unpatented mining claims by Minex Exploration, the management of the Company determined that such claims were of no future utility to the Company. As such, the cost of the claims, amounting to $34,354, was expensed in fiscal 2008. Due to the Company’s change in business direction, the Company considers its remaining three (3) patented mining claims as assets available for sale.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

NOTE 4 – PROPERTY AND EQUIPMENT

	As of June 30,
	2010	2009

Computer Software	$ 452,016	$ -
Furniture	1,537	-
	453,553	-
Less : Accumulated Depreciation	22,678	-
	$ 430,875	$ -

The depreciation and amortization expense recorded was $22,678 and $0 for the years ended June 30, 2010, and 2009 respectively.

NOTE 5 – CHANGE IN MANAGEMENT

Effective March 25, 2010, Mr. Scott Wetzel, Mr. Ted Wagner, and Mr. Raymond Kuh resigned as Directors and officers of the Company. Effective March 25, 2010, Mr. Mohd Aris Bernawi was appointed as Chairman and Director of the Company; Ms. Valerie Hoi Fah Looi was appointed as Secretary and Director of the Company; Mr. Aik Fun Chong was appointed as President and Chief Executive Officer of the Company; Mr. Hon Kit Wong was appointed as Chief Financial Officer and Treasurer; and Mr. Chee Hong Leong was appointed as Director of the Company.

NOTE 6 – NOTES PAYABLE

Notes payable as of June 30, 2010, and June 30, 2009, consisted of the following:

	June 30,
	2010	2009
Note payable to a non-financial entity, with interest at 6.00% per annum, with principal and interest due June 30, 2010, with an extension granted to September 30, 2010.	$500	$-

Note payable to a non-financial entity, with interest at 7.00% per annum, with principal and interest due June 9, 2010, with an extension granted to September 30, 2010.	17,500	-
	$18,000	$-

NOTE 7 – COMMON STOCK

Common stock

On June 11, 2009, the Company issued 185,200 shares of common stock for cash at $0.25 per share for total proceeds of $46,300.

On June 12, 2009, the Company issued an aggregate of 14,800 shares of common stock valued at $0.25 per share in lieu of payment of $3,700 indebted to its former President and CEO and an unrelated third- party vendor.

On July 1, 2009, the Company issued 50,000 shares of common stock at $0.25 per share for (i) $5,000 in cash and (ii) $7,500 related to management consulting services, or $12,500 of consideration in the aggregate.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

On May 11, 2010, the Company issued 145,270 shares of common stock and 72,635 common stock purchase warrants pursuant to the private placement, where every two shares of the common stock purchased were entitled to a warrant to purchase one additional share of common stock at an exercise price of $1.00 per share and will expire three years from the date of subscription for cash at $0.65 per share for total proceeds of $94,426. These warrants were valued on the date of issuance using the Black-Scholes model that generated a total fair value of $44,882. All 72,635 warrants remain outstanding as of June 30, 2010.

Stock Option Plan

The Company’s Board of Directors approved the adoption of the “2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan” (“2007 Plan”) by unanimous consent on December 10, 2007. The 2007 Plan was initiated to encourage and enable officers, Directors, consultants, advisors, and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the 2007 Plan.  No options have been issued or were outstanding under the 2007 Plan as of June 30, 2010, or June 30, 2009.

NOTE 8 – INCOME TAXES

United States income tax

GMT and Trevenex Acquisition are incorporated in the State of Nevada and are subjected to United States of America tax laws.

The provision (benefit) for income taxes for the United States for the year ended June 30, 2010, and 2009, were as follows (assuming a 15 percent effective tax rate):

	Years Ended
	June 30,
	2010	2009
Current Tax Provision:
Federal-
Taxable income	$ -	$ -

Total current tax provision	$ -	$ -

Deferred Tax Provision:
Federal-
Loss carryforwards	$ 18,871	$ 9,710
Change in valuation allowance	(18,871)	(9,710)

Total deferred tax provision	$ -	$ -

The Company had deferred income tax assets as of June 30, 2010, and June 30, 2009, as follows:

	June 30,
	2010	2009

Loss carryforwards	$ 40,359	$ 21,488
Less - Valuation allowance	(40,359)	(21,488)

Total net deferred tax assets	$ -	$ -

The Company provided a valuation allowance equal to the deferred income tax assets for the year ended June 30, 2010, and 2009, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

As of June 30, 2010, and June 30, 2009, the Company had approximately $269,059, and $143,252, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2027.

Malaysia income tax

Info-Accent is registered and operates in Malaysia and is subject to Malaysian tax laws. The statutory income tax rate is 20%. Info-Accent provided a deferred income tax liability for the year ended June 30, 2010 due to the temporary differences from the excess of capital allowances over depreciation.

The income of the Company was derived from its activities in Malaysia. The entity in Malaysia is subject to file on an entity–by-entity basis. The provision for the income tax liability of the Malaysian subsidiary for the year ended June 30, 2010 and 2009, respectively, are as follows:

	Years ended June 30,
	2010	2009
Current tax expense	$ -	$ -
Deferred tax expense	48,919	-

Provision for Malaysian income tax expense	$ 48,919	$ -

NOTE 9– RELATED PARTY TRANSACTIONS

The Company has been provided office space and secretarial services by its former Chief Executive Officer at $200 per month.  The Company paid $2,400 and $2,400 for June 30, 2010, and 2009, respectively, and as of June 30, 2010, the Company owed to the former officer $1,600.

As of June 30, 2010, a former Secretary and Treasurer loaned the Company $2,000. The loan was provided for working capital purposes, and is unsecured, bears interest at 6 percent (6%) per annum, with principal and interest due September 30, 2010.

As of June 30, 2010, the Company owed Valerie Hoi Fah Looi, the Secretary and Director of the Company $1,939. The amount due to Valerie Looi was for general and administration expenses paid by Valerie Looi on behalf of the Company.  This amount is unsecured, bears no interest and has no fixed terms of repayment.

NOTE 10 - EXCLUSIVE MARKETING, DISTRIBUTION, AND LICENSE AGREEMENT

On March 15, 2010, GMT entered into a five-year exclusive Marketing, Distribution, and License Agreement with VTA, a Malaysian corporation. The License Agreement relates to GMT acquiring the exclusive marketing rights for products developed by VTA and related mobile VoIP calls and mobile advertising services for the express purpose of selling the products and related mobile VoIP calls and mobile advertising services in North America. Subject to reaching certain goals, GMT will be authorized to continue to sell VTA’s products and related mobile VoIP calls and mobile advertising services in the territory on an exclusive basis for the term of this Agreement. In the event GMT does not meet certain minimum sales volumes, the License Agreement will revert to a non-exclusive agreement.

The provisions of the License Agreement require GMT to make a one-time only license fee payment to VTA in the amount of $500,000, within six months of the execution of the agreement. On September 14, 2010, VTA agreed to extend the payment due date to March 15, 2011. GMT is currently undertaking a private placement of common stock to raise the necessary funds to part pay for the License Agreement, and provide operating capital to launch its new business in the United States.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement (the “License Agreement II”) with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan. The License Agreement II provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia (“RM”) 1.6 million (approximately $500,000) to VTA and an additional RM 1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts from VTA. The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA were progressively paid in cash to VTA during the second quarter of 2010.  On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of cash payment as full and final payment of the $491,990 license fee.

NOTE 11 - SIGNIFICANT CONCENTRATION

Customer Concentration

For year ended June 30, 2010, six customers accounted for the balances comprising Accounts Receivable - Trade. We had no customers for the year ended June 30, 2009.

	Net Sales
	for the year ended
	June 30, 2010	June 30, 2009
Customer A	41.7%	-
Customer B	12.6%	-
Customer C	11.9%	-
Customer D	11.4%	-
Customer E	11.2%	-
Customer F	11.2%	-
	100.0%	-

Vendor Concentration

Vendor concentration for the years ended June 30, 2010, and 2009 were as follows:

	Net Purchases
	for the year ended
	June 30, 2010	June 30, 2009
Vendor A	33.0%	-
Vendor B	16.7%	-
Vendor C	13.4%	-
Vendor D	12.5%	-
Vendor E	12.2%	-
	87.8%	-

Five vendors accounted for substantially all cost of goods sold during the year ended June 30, 2010. The Company had no vendors for year ended June 30, 2009. The Company does not rely on any single vendor to provide services. It has made a strategic decision to engage the services of only a small number of vendors after taking into consideration the quality of service and competitive pricing offered. Should the need arise, the Company could utilize alternative vendors for the services required.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

NOTE 12 – RECENT ACCOUNTING PRONOUNCEMENTS

On May 22, 2009, the FASB issued FASB Statement No. 164 (ASC Topic 958), “Not-for-Profit Entities: Mergers and Acquisitions ” (“SFAS No. 164”).  SFAS No. 164 (ASC Topic 958) is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities.  To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.	Determines whether a combination is a merger or an acquisition.
b.	Applies the carryover method in accounting for a merger.
c.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities the acquirer is.
d.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, “Goodwill and Other Intangible Assets,” to make it fully applicable to not-for-profit entities.

SFAS No. 164 (ASC Topic 958) is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited. The management of the Company does not expect the adoption of this pronouncement to have material impact on its consolidated financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165 (ASC Topic 855), “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 (ASC Topic 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Specifically, SFAS No. 165 (ASC Topic 855) provides:

1.

The period after the balance sheet date during which management of  a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the consolidated financial statements of the Company.

On June 9, 2009, the FASB issued FASB Statement No. 166 (ASC Topic 860), “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140 ” (“SFAS No. 166”).  SFAS No. 166 (ASC Topic 860) revises the derecognization provision of SFAS No. 140 “ Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk with respect to the assets.  It also eliminates the concept of a "qualifying special-purpose entity."

This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued FASB Statement 167 (ASC Topic 810) "Amendments to FASB Interpretation No. 46(R).”  SFAS No. 167 (ASC Topic 810) amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” to improve financial reporting by companies involved with variable interest entities and to provide additional disclosures about the involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued FASB Statement 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 " ("SFAS No. 168").  SFAS No. 168 (ASC Topic 105) establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental US generally accepted accounting principles (GAAP). The Codification did not change GAAP but reorganizes the literature.

SFAS No. 168 (ASC Topic 105) is effective for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have a material impact on the consolidated financial statements of the Company.

NOTE 13 – SUBSEQUENT EVENTS

On July 1, 2010, the Board of Directors agreed to compensate the Chairman with a monthly amount of RM2,000 (approximately US$625) to meet out-of-pocket expenses incurred in carrying out his duties as Chairman and Director of the Company.

On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of GMT in lieu of a cash payment as full and final payment of the $500,000 license fee. VTA further agreed to waive its entitlement to a three-year warrant with an exercise price of $1.00 per share for every two shares issued to VTA. Info-Accent completed the transaction contemplated by the Marketing, Distribution and License Agreement on July 7, 2010.

On July 7, 2010, GMT closed a private placement for a total of 769,000 shares of its common stock to two accredited and three non-accredited investors as well as non-U.S. persons for aggregate net proceeds of $499,850 at an offering price of $0.65 per share.

On July 14, 2010, GMT announced the appointment of Powernique Technology Sdn Bhd, a Malaysian corporation, as its strategic partner in the management and implementation of solar-wind hybrid power generation for rural/remote island electrification and cell towers secured by GMT in Asia. The partnership with Powernique has provided the Company an entry into the renewable energy business. It plans to implement projects in collaboration with government agencies and telecommunication companies in Asia. Its entry into the renewable energy business is to insure that it will have another recurring revenue stream that will complement the mobile VoIP calls and mobile advertisement business segment.

On August 2, 2010, GMT entered into an Amended Registration Rights Agreement with the three investors in its May 2010 private placement offering. The three investors are Valerie Hoi Fah Looi, our Secretary and Director, Matthew Riedel, a pre-existing shareholder, and Hong Choo Lim. This amended agreement removes certain provisions related to liquidated damages payable by GMT to the investors in the case of failing to meet certain filing deadlines with regard to the registration statement and in the case of the registration statement not being continuously effective for certain extended periods of time. In addition the deadlines for initial filing of the registration statement and its effectiveness were extended to October 18, 2010.

On August 10, 2010, Info-Accent and Digital Kiosk Technologies Sdn Bhd, a Malaysian corporation, entered into a Purchase Agreement to purchase a Vendor Management Inventory software (“VMI Software”) for a total consideration of $206,500. Under the terms of the Purchase Agreement, on August 12, 2010, GMT issued 295,000 shares of common stock, par value $0.001 per share at price $0.70 per share in lieu of cash payment as consideration for the VMI Software.

On September 1, 2010, GMT executed a Compensation Agreement with Valerie Hoi Fah Looi. Under the terms of the agreement, GMT issued 100,000 unregistered shares of its common stock priced at $1.00 per share to Valerie Hoi Fah Looi as compensation for her services rendered to the Company as Secretary and Director between March 25, 2010 and August 31, 2010.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

On September 1, 2010, Info-Accent entered into an Assignment Agreement with the Company’s Chairman, Mr. Aris Bernawi whereby the Chairman assigned to the Company exclusively, throughout the world, all rights, title and interest in the methodology for the optimal sizing of solar PV-hybrid power generation system for a total consideration of $50,000. The methodology relates to finding the optimum configuration, among a set of system components, which meets the desired system reliability requirements with the lowest value of levelized cost of energy.  Under the terms of the Assignment Agreement, GMT issued 50,000 shares of common stock, par value $0.001 per share at a price of $1.00 per share to Mr. Aris Bernawi in lieu of a cash payment as consideration for the Assignment. On September 1, 2010, GMT issued 50,000 unregistered shares of its common stock, par value $0.001 per share at price $1.00 per share, to Mr. Aris Bernawi in connection with the above acquisition.

On September 14, 2010, GMT entered into definitive agreements relating to the private placement of $32,214 of our securities through the sale of 32,214 shares of our common stock at $1.00 per share and three year warrants to purchase 16,107 shares of common stock at $1.00 per share to an accredited individual. The purchaser in the private placement was Nor Fairolzukry. There were no fees, commissions or professional fees for services payable in conjunction with the private placement.

On September 14, 2010, VTA and GMT executed a letter agreement to extend the payment due date for the $500,000 fee under the exclusive Marketing, Distribution, and License Agreement to March 15, 2011.

INTERIM FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 2010

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND JUNE 30, 2010

ASSETS
	September 30,	June 30,
	2010	2010
	(Unaudited)	(Audited)
Current Assets:
Cash	$ 14,734	$ 18,416
Accounts receivable - Trade	5,638,651	3,066,296
Total current assets	5,653,385	3,084,712

Property and Equipment:
Computer software	689,870	452,016
Furniture and office equipment	1,619	1,537
	691,489	453,553
Less - Accumulated depreciation and amortization	(54,886)	(22,678)
Net property and equipment	636,603	430,875

Other Assets:
Mineral properties - Available for sale	40,000	40,000
License Agreement (net of accumulated amortization of $52,984)	965,033	965,107
Methodology & Technology Assignment (net of accumulated amortization of $851)	50,190	-
Deposit	-	1,000
Total other assets	1,055,223	1,006,107
Total Assets	$ 7,345,211	$ 4,521,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable - Trade	$ 4,648,998	$ 3,049,421
Accrued liabilities	248,278	219,377
License agreement payable	500,000	991,990
Due to related party	4,182	5,539
Notes payable	20,000	18,000
Total current liabilities	5,421,458	4,284,327

Long-Term Liabilities:
Deferred income taxes	51,478	48,891
Total long-term liabilities	51,478	48,891
Total liabilities	5,472,936	4,333,218

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding on September 30,2010 and June 30, 2010, respectively	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 3,141,484 and 1,895,270 shares issued and outstanding on September 30, 2010 and June 30, 2010, respectively	3,142	1,896
Additional paid-in capital	1,162,648	275,331
Accumulated other comprehensive income (loss)	58,466	(2,135)
Accumulated income (deficit)	648,019	(86,616)
Total stockholders' equity	1,872,275	188,476

Total Liabilities and Stockholders' Equity	$ 7,345,211	$ 4,521,694

The accompanying notes to consolidated financial statements are an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	For the Three	For the Three
	Months ended	Months ended
	September 30,	September 30,
	2010	2009
	(Unaudited)	(Unaudited)

Revenues	$ 8,054,126	$ -

Cost of Goods Sold	(6,807,718)	-

Gross Profit	1,246,408	-

Expenses:
Professional fees	25,183	24,275
Rent expense - related party	-	600
Depreciation and amortization	56,206	-
Sales and marketing	95,156	-
General and administrative - Other	178,658	259
Total operating expenses	355,203	25,134

Income (Loss) from Operations	891,205	(25,134)

Other (Expense):
Interest expense	(347)	-
Total other (expense)	(347)	-

Income (Loss) Before Income Taxes	890,858	(25,134)

Provision for income taxes:
Current	(156,223)	-
Deferred	-	-

Net Income (Loss)	$ 734,635	$ (25,134)

Comprehensive Income:
Foreign currency translation adjustment	58,466	-

Total Comprehensive Income (Loss)	$ 793,101	$ (25,134)

Earnings (Loss) Per Common Share:
Basic	$ 0.36	$ (0.01)
Diluted	$ 0.35	$ (0.01)

Weighted Average Number of Common Shares Outstanding:
Basic	2,043,537	1,750,000
Diluted	2,073,341	1,750,000

The accompanying notes to consolidated financial statements are an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED SEPTEMBER 30, 2010 AND JUNE 30, 2010

						Accumulated
					Additional	Other
	Preferred Stock		Common stock		Paid-in	Comprehensive	Accumulated
Description	Shares	Amount	Shares	Amount	Capital	(Loss)	(Deficit)	Totals

Balance - June 30, 2009	-	$ -	1,700,000	$ 1,700	$ 168,600	$ -	$ (143,252)	$ 27,048

Common stock issued for cash	-	-	165,270	166	99,261	-	-	99,427

Common stock issued for management consulting services	-	-	30,000	30	7,470	-	-	7,500

Foreign currency translation adjustment	-	-	-	-	-	(2,135)	-	(2,135)

Net income for the period	-	-	-	-	-	-	56,636	56,636

Balance -June 30, 2010	-	$ -	1,895,270	$ 1,896	$ 275,331	$ (2,135)	$ (86,616)	$ 188,476

Common stock issued for cash	-	-	32,214	32	32,181	-	-	32,213

Common stock issued for acquisition of fixed assets	-	-	295,000	295	206,205	-	-	206,500

Common stock issued as payment for acquisition of License Agreement	-	-	769,000	769	499,081	-	-	499,850

Common stock issued as payment for acquisition of methodology & technology assignment	-	-	50,000	50	49,950	-	-	50,000

Common stock issued as compensation to director	-	-	100,000	100	99,900	-	-	100,000

Foreign currency translation adjustment	-	-	-	-	-	60,601	-	60,601

Net income for the period	-	-	-	-	-	-	734,635	734,635

Balance -September 30, 2010	-	$ -	3,141,484	$ 3,142	$1,162,648	$ 58,466	$ 648,019	$1,872,275

The accompanying notes to consolidated financial statements are an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
(FORMERLY TREVENEX RESOURCES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	For the Three Months Ended
	September 30,
	2010	2009
Operating Activities:
Net income (loss)	$ 734,635	$ (25,134)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income taxes	160,168	-
Depreciation and amortization	56,206	-
Common stock issued for services	61,453	7,500
Changes in assets and liabilities-
Deposit	1,000	-
Accounts receivable - Trade	(2,410,140)	-
Accounts payable - Trade	1,439,519	14,916
Accrued liabilities	(121,262)	(2,500)

Net Cash Provided by (Used in) Operating Activities	(78,421)	(5,218)

Investing Activities:	-	-

Net Cash (Used in) Investing Activities	-	-

Financing Activities:
Repayment to related party	(1,459)	-
Proceeds from the issuance of notes payable	2,000	500
Proceeds from the issuance of common stock	32,213	5,000
Net Cash Provided by Financing Activities	32,754	5,500

Effect of Exchange Rate Changes	41,985	-

Net Increase (Decrease) in Cash	(3,682)	282

Cash - Beginning of Period	18,416	60

Cash - End of Period	$ 14,734	$ 342

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -
(Continued Below)

(Continued from Above)
Supplemental Information of Noncash Investing and Financing Activities:

On December 26, 2007, the Company issued 200,000 shares of common stock in acquisition of three mining claims, valued at $20,000.

On June 12, 2009, the Company issued 14,800 shares of common stock valued at $0.25 per share in lieu of a payment of $3,700 indebted to its former President and CEO and a third party vendor.

On July 1, 2009, the Company issued 30,000 shares of common stock at $0.25 per share for management consulting services valued at $7,500.

On April 8, 2010, Info-Accent Sdn Bhd ("Info-Accent"), a wholly owned subsidiary of the Company, entered into a five-year Exclusive Marketing, Distribution and License Agreement with VTA, which required Info-Accent pay a one-time only license fee of Ringgit Malaysia("RM") 1.6 million and an additional RM 1.6 million (approximately $491,990) within 90 days of the execution date of the agreement. On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement, whereby VTA agreed to receive 769,000 shares of the Company's common stock in lieu of a cash payment.

On August 10, 2010, Info-Accent and Digital Kiosk Technologies Sdn Bhd, a Malaysian corporation, entered into a Purchase Agreement to purchase a Vendor Management Inventory software for a total consideration of $206,500. On August 12, 2010, GMT issued 295,000 shares of common stock, par value $0.001 per share priced at $0.70 per share in lieu of cash payment as consideration for the software.

On September 1, 2010, the Company issued 100,000 shares of common stock at $1.00 per share to Valerie Looi as compensation for her services rendered to the Company as Corporate Secretary and Director from March 25, 2010, through August 31, 2010. The Company has charged $79,620 as the compensation expense for the period from July 1, 2010, through August 31, 2010, for her services.

On September 1, 2010, Info-Accent entered into an Assignment Agreement with the Company’s Chairman, Mr. Aris Bernawi whereby the Chairman assigned to the Company exclusively, throughout the world, all rights, title and interest in the methodology for the optimal sizing of solar PV-hybrid power generation system for a total consideration of $50,000. Under the terms of the Assignment Agreement, GMT issued 50,000 shares of common stock, par value $0.001 per share at a price of $1.00 per share to Mr. Aris Bernawi in lieu of a cash payment as consideration for the Assignment. On September 1, 2010, GMT issued 50,000 unregistered shares of its common stock, par value $0.001 per share at price $1.00 per share, to Mr. Aris Bernawi in connection with the above acquisition.

The accompanying notes to consolidated financial statements are an integral part of these statements.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Organization and Business

Global MobileTech, Inc. ("Global MobileTech" or "GMT" or "the Company"), a Nevada corporation, was incorporated on December 10, 2007 as a mineral exploration company. The Company did not realize any revenue from its mineral exploration operations, achieved losses since its inception, and relied upon the sale of its securities to fund operations. During 2008 and 2009, the Company faced numerous difficulties and challenges in raising sufficient capital to commence and initiate its planned mineral exploration program.

The management of the Company decided to change its primary business and reorganize the Company’s organization structure, Board of Directors, and management to focus on the provision of mobile VoIP calls and mobile advertising services. It is the intention of the new management to dispose off the patented mining claims as soon as practicable, and to pursue the business in the development and sale of solar photovoltaic (“PV”)-wind and solar PV-biomass hybrid power generation applications; and development and sale of mobile VoIP calls and mobile advertising services.

Formation of Trevenex Acquisitions, Inc.

On September 1, 2009, the Company formed a wholly owned subsidiary, Trevenex Acquisitions, Inc. under the laws of the State of Nevada.  Trevenex Acquisitions, Inc. is currently inactive.

Formation of Info-Accent Sdn Bhd

On April 7, 2010, Info-Accent Sdn Bhd or Info-Accent, a privately held Malaysian company, became a wholly owned subsidiary of Trevenex Acquisitions, Inc.

Unaudited Interim Financial Statements

The interim consolidated financial statements of the Company as of September 30, 2010 and September 30, 2009 and for the three months ended September 30, 2010 and 2009 are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2010 and September 30, 2009 and the results of its operations and its cash flows for the three months ended September 30, 2010 and 2009. These results are not necessarily indicative of the results expected for the fiscal year ending June 30, 2011. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America. Refer to the Company’s audited financial statements as of June 30, 2010, filed with the SEC for additional information, including significant accounting policies.

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries Trevenex Acquisitions, Inc. and Info-Accent Sdn Bhd. All significant intercompany balances and transactions have been eliminated in consolidation.

Fiscal year end

The Company has elected June 30 as its fiscal year ending date.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Mineral Property and Related Mineral Rights - Quartz Load Mining Claims

Mineral claim and other property acquisition costs are capitalized as incurred.  Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations.  Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development cost, are capitalized.  The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves.  If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Impairment of long-lived assets

In accordance to with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the years ended September 30, 2010, and 2009, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Revenue recognition

Info-Accent Sdn Bhd, a wholly owned Malaysian subsidiary, commenced operations on April 7, 2010. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company applies the revenue recognition principles set forth under SEC Staff Accounting Bulletin 104 (“SAB 104”) and considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenue from sales contracts with customers with revenues being generated upon the product or services have been rendered.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. The allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company and its subsidiaries become aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If the circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of September 30, 2010 and 2009, the Company had no allowance for doubtful accounts.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

Stock-based compensation

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation - Stock Compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity Based Payment to Non-Employees to account for equity instruments issued to parties other than employees for acquiring goods or services.  Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Earnings /Loss per Common Share

Net earnings/loss per common share is computed pursuant to FASB ASC Topic 260, Earnings per Share.  Basic net earnings/loss per share is computed by dividing net earnings/loss by the weighted average number of shares of common stock outstanding during the period. Diluted net earnings/loss per share is computed by dividing net earnings/loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding for the three months ended September 30, 2010 and 2009.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the consolidated financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s consolidated financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company has adopted FASB ASC Topic 825, Financial Instruments, and ASC Topic 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, it establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable inputs, which may be used to measure fair value and include the following:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and accrued interest, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2010.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis.  Consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of September 30, 2010 or June 30, 2010, nor gains or losses are reported in the statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the three months ended September 30, 2010, and 2009.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2010, and June 30, 2010, and expenses for the three months ended September 30, 2010 and 2009. Actual results could differ from those estimates made by management.

Foreign Currency Translation

The Company follows the provisions of ASC 830, “Foreign Currency Translation.”  The functional currency of our foreign subsidiary is Ringgit Malaysia (“RM”). All foreign currency asset and liability amounts are re-measured into U.S. dollars at end-of-period exchange rates. Foreign currency income and expense are re-measured at average exchange rates in effect during the year. Exchange gains and losses arising from foreign currency transactions are included in operations in the period in which they occur. Foreign currency translations are included in other comprehensive income class.

The reporting currency of the Company is United States Dollar ("US$"). In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, "Translation of Financial Statement", using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into US$1 has been made at the following exchange rates for the three months ended September 30, 2010 and 2009:

	2010	2009
September 30 - RM: US$1 exchange rate	3.0887	-
Quarterly average - RM: US$1 exchange rate	3.1667	-

Property and Equipment.

Office furniture and computer software are recorded at cost. Depreciation and amortization are computed by the straight-line method over the estimated lives of the applicable assets, or term of the lease, whichever is shorter, if applicable. Expenditures for maintenance and repairs that do not improve or extend the life of the expected assets are expensed to operations, while expenditures for major upgrades to existing items are capitalized. Furniture and computer software are depreciated and amortized over estimated useful lives ranging from 3 to 5 years.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Other Comprehensive Income

The Company presents comprehensive income (loss) under FASB ASC 220 Comprehensive Income. ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. Accumulated other comprehensive income consisted of unrealized gains or losses resulting from the translation of financial statements from RM to US$. For the three months ended September 30, 2010, the only components of comprehensive income were the net income for the period and the foreign currency translation adjustments, which was a gain of $58,466.

NOTE 2 – MINING CLAIMS

On November 1, 2007, the Company’s former President, CEO and significant stockholder, Scott Wetzel, acquired a ninety-day (90) option to purchase certain mining claims from IBEX Minerals, Inc. Scott Wetzel assigned his rights to this option to the Company upon its formation on December 10, 2007. On December 26, 2007, the Company exercised the option and purchased the three patented mining claims from IBEX Minerals, Inc. for (i) $20,000 and (ii) 200,000 shares of restricted common stock valued at $20,000, the estimated fair value on the date of acquisition and all the rights, title and interest in the three patented mining claims were deeded to the Company free of encumbrances and recorded in the County of Baker, State of Oregon. In January 2008, the Company retained Minex Exploration, Inc., an independent exploration contract company, and expended $34,354 to locate unpatented mining claims contiguous and surrounding the three patented mining claims. Minex Exploration, Inc. located 66 unpatented mining claims contiguous and surrounding the three (3) patented mining claims. Subsequently, these unpatented claims were recorded in the County of Baker, State of Oregon, and with the office of the United States Bureau of Land Management in Portland, Oregon. The three patented mining claims and 66 unpatented mining claims are referred to as the Bayhorse mining property.

The Bayhorse mining property is located approximately 6.5 miles northeast of the community of Huntington, Oregon, in sections 8,9,16,17,19,20 and 21, T. 13 S., R. 45 E., Willamette Meridian in the County of Baker, State of Oregon.  The registered mining claims are summarized below:

Patented mining claims	Mineral Certificate No., designated by the Surveyor General as Lot No.
BAY HORSE QUARTZ LODE MINING CLAIM	Mineral Certificate No. 67, designated by the Surveyor General as Lot No. 37
O.K. CONSOLIDATED QUARTZ LODE MINING CLAIM	Mineral Certificate No. 3, designated by the Surveyor General as Lot No. 301
RAPID QUARTZ LODE MINING CLAIM	Mineral Certificate No. 2, designated by the Surveyor General as Lot No. 300

Unpatented mining claims	OMC #
BH1 through BH66	163188 through 163253

The Company did not record depletion of mineral properties as it has not started production from such mining claims. Depletion expense for the next five fiscal years is undeterminable as the Company has not commenced its planned operations.  Subsequent to the locating and recording of the 66 unpatented mining claims by Minex Exploration, the management of the Company determined that such claims were of no future utility to the Company. As such, the cost of the claims, amounting to $34,354, was expensed in fiscal 2008. Due to the Company’s change in business direction, the Company considers its remaining three patented mining claims as assets available for sale.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

NOTE 3 – PROPERTY AND EQUIPMENT

	As of September 30, 2010	As of June 30, 2010

Computer Software	$ 689,870	$ 452,016
Furniture	1,619	1,537
	691,489	453,553
Less : Accumulated Depreciation	54,886	22,678
	$ 636,603	$ 430,875

The depreciation and amortization expense recorded was $30,245 and $0 for the three months ended September 30, 2010 and 2009 respectively.

NOTE 4 – CHANGE IN MANAGEMENT

Effective March 25, 2010, Mr. Scott Wetzel, Mr. Ted Wagner, and Mr. Raymond Kuh resigned as Directors and officers of the Company. Effective March 25, 2010, Mr. Mohd Aris Bernawi was appointed as Chairman and Director of the Company; Ms. Valerie Hoi Fah Looi was appointed as Secretary and Director of the Company; Mr. Aik Fun Chong was appointed as President and Chief Executive Officer of the Company; Mr. Hon Kit Wong was appointed as Chief Financial Officer and Treasurer; and Mr. Chee Hong Leong was appointed as Director of the Company.

NOTE 5 – NOTES PAYABLE

Notes payable as of September 30, 2010 consisted of the following:

September 30,
2010
Note payable to a non-financial entity, with interest at 6.00% per annum, with principal and interest due June 30, 2010, with an extension granted to November 30, 2010.	$500

Note payable to a non-financial entity, with interest at 7.00% per annum, with principal and interest due March 9, 2010, with an extension granted to November 30, 2010.	$17,500

Note payable to a former director, with interest at 6.00% per annum, with principal and interest due June 7, 2010, with an extension granted to November 30, 2010.	$2,000

$20,000

NOTE 6 – COMMON STOCK

Common stock

On June 11, 2009, the Company issued 185,200 shares of common stock for cash at $0.25 per share for total proceeds of $46,300.

On June 12, 2009, the Company issued an aggregate of 14,800 shares of common stock valued at $0.25 per share in lieu of payment of $3,700 indebted to its former President and CEO and an unrelated third- party vendor.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

On July 1, 2009, GMT issued 50,000 shares of common stock at $0.25 per share for (i) $5,000 in cash and (ii) $7,500 related to management consulting services, or $12,500 of consideration in the aggregate.

In May 2010, GMT issued 145,270 shares of common stock and 72,635 common stock purchase warrants pursuant to the private placement, where every two shares of the common stock purchased were entitled to a warrant to purchase one additional share of common stock at an exercise price of $1.00 per share and will expire three years from the date of subscription for cash at $0.65 per share for total proceeds of $94,426. These warrants were valued on the date of issuance using the Black-Scholes model that generated a total fair value of $44,882. All 72,635 warrants remain outstanding as of September 30, 2010.

On July 7, 2010, Info-Accent and VyseTech Asia Sdn Bhd or VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of GMT in lieu of a cash payment as full and final payment of the $500,000 license fee. VTA further agreed to waive its entitlement to a three-year warrant with an exercise price of $1.00 per share for every two shares issued to VTA. Info-Accent completed the transaction contemplated by the Marketing, Distribution and License Agreement on July 7, 2010.

On August 10, 2010, Info-Accent and Digital Kiosk Technologies Sdn Bhd, a Malaysian corporation, entered into a Purchase Agreement to purchase a Vendor Management Inventory software for a total consideration of $206,500. Under the terms of the Purchase Agreement, on August 12, 2010, GMT issued 295,000 shares of common stock, par value $0.001 per share at price $0.70 per share in lieu of cash payment as consideration for the software.

On September 1, 2010, GMT executed a Compensation Agreement with Valerie Hoi Fah Looi. Under the terms of the agreement, GMT issued 100,000 unregistered shares of its common stock priced at $1.00 per share to Valerie Hoi Fah Looi as compensation for her services rendered to the Company as Secretary and Director between March 25, 2010 and August 31, 2010.

On September 1, 2010, Info-Accent entered into an Assignment Agreement with the Company’s Chairman, Mr. Aris Bernawi whereby the Chairman assigned to the Company exclusively, throughout the world, all rights, title and interest in the methodology for the optimal sizing of solar PV-hybrid power generation system for a total consideration of $50,000. The methodology relates to finding the optimum configuration, among a set of system components, which meets the desired system reliability requirements with the lowest value of levelized cost of energy.  Under the terms of the Assignment Agreement, GMT issued 50,000 shares of common stock, par value $0.001 per share at a price of $1.00 per share to Mr. Aris Bernawi in lieu of a cash payment as consideration for the Assignment. On September 1, 2010, GMT issued 50,000 unregistered shares of its common stock, par value $0.001 per share at price $1.00 per share, to Mr. Aris Bernawi in connection with the above acquisition.

On September 14, 2010, GMT entered into definitive agreements relating to the private placement of $32,214 of our securities through the sale of 32,214 shares of our common stock at $1.00 per share and three year warrants to purchase 16,107 shares of common stock at $1.00 per share to an accredited individual. The purchaser in the private placement was Nor Fairolzukry. There were no fees, commissions or professional fees for services payable in conjunction with the private placement.

Stock Option Plan

Our Board of Directors approved the adoption of the “2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan” (“2007 Plan”) by unanimous consent on December 10, 2007. The 2007 Plan was initiated to encourage and enable officers, Directors, consultants, advisors, and other key employees to acquire and retain a proprietary interest in the our company by ownership of its common stock.  A total of 1,000,000 of the authorized shares of our common stock may be subject to, or issued pursuant to, the terms of the 2007 Plan.  No options have been issued or were outstanding under the 2007 Plan as of September 30, 2010.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

NOTE 7 – INCOME TAXES

United States income tax

GMT and Trevenex Acquisition are incorporated in the State of Nevada and are subjected to United States of America tax laws.

The provision (benefit) for income taxes for the United States for the three months ended September 30, 2010 and 2009, were as follows (assuming a 15 percent effective tax rate):

Three Months Ended
	September 30, 2010	September 30, 2009
Current Tax Provision:
Federal-
Taxable income	$ -	$ -

Total current tax provision	$ -	$ -

Deferred Tax Provision:
Federal-
Loss carryforwards	$ 18,075	$ 3,770
Change in valuation allowance	(18,075)	(3,770)

Total deferred tax provision	$ -	$ -

The Company had deferred income tax assets as of September 30, 2010 and June 30, 2010 as follows:

	As of September 30, 2010	As of June 30, 2010

Loss carryforwards	$ 58,434	$ 40,359
Less - Valuation allowance	(58,434)	(40,359)

Total net deferred tax assets	$ -	$ -

The Company provided a valuation allowance equal to the deferred income tax assets for the three months ended September 30, 2010 and June 30, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2010 and June 30, 2010, the Company had approximately $389,562 and $269,059, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2027.

Malaysia income tax

Info-Accent is registered and operates in Malaysia and is subject to Malaysian tax laws. The statutory income tax rate is 20%. Info-Accent provided a deferred income tax liability for the three months ended September 30, 2010 due to the temporary differences from the excess of capital allowances over depreciation.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

The income of the Company was derived from its activities in Malaysia. The entity in Malaysia is subject to file on an entity–by-entity basis. The provision for the income tax liability of the Malaysian subsidiary for the three months ended September 30, 2010 and 2009, respectively, are as follows:

Three Months ended
	September 30, 2010	September 30, 2009
Current tax expense	$ 156,223	$ -
Deferred tax expense	-	-

Provision for Malaysian income tax expense	$ 156,223	$ -

NOTE 8 – RELATED PARTY TRANSACTIONS

As of September 30, 2010, the Company owed Valerie Hoi Fah Looi, the Secretary and Director of the Company $3,534. The amount due to Valerie Looi was for general and administration expenses paid by Valerie Looi on behalf of the Company. This amount is unsecured, bears no interest and has no fixed terms of repayment.

As of September 30, 2010, the Company owed Mohd. Aris Bernawi, the Chairman of the Company $648. The amount due to Aris was to compensate the Chairman for out-of-pocket expenses incurred in carrying out his duties as Chairman and Director of the Company.

NOTE 9 - EXCLUSIVE MARKETING, DISTRIBUTION, AND LICENSE AGREEMENT

On March 15, 2010, GMT entered into a five-year exclusive Marketing, Distribution, and License Agreement with VTA, a Malaysian corporation. The License Agreement relates to GMT acquiring the exclusive marketing rights for products developed by VTA and related mobile VoIP calls and mobile advertising services for the express purpose of selling the products and related mobile VoIP calls and mobile advertising services in North America. Subject to reaching certain goals, GMT will be authorized to continue to sell VTA’s products and related mobile VoIP calls and mobile advertising services in the territory on an exclusive basis for the term of this Agreement. In the event GMT does not meet certain minimum sales volumes, the License Agreement will revert to a non-exclusive agreement.

The provisions of the License Agreement require GMT to make a one-time only license fee payment to VTA in the amount of $500,000, within six months of the execution of the agreement. On September 14, 2010, VTA agreed to extend the payment due date to March 15, 2011. GMT is currently undertaking a private placement of common stock to raise the necessary funds to part pay for the License Agreement, and provide operating capital to launch its new business in the United States.

On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement (the “License Agreement II”) with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan. The License Agreement II provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia (“RM”) 1.6 million (approximately $500,000) to VTA and an additional RM 1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts from VTA. The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA were progressively paid in cash to VTA during the second quarter of 2010.  On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of cash payment as full and final payment of the $491,990 license fee.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

NOTE 10 – METHODOLOGY AND TECHNOLOGY ASSIGNMENT

On September 1, 2010, Info-Accent entered into an Assignment Agreement with the Company’s Chairman, Mr. Aris Bernawi whereby the Chairman assigned to the Company exclusively, throughout the world, all rights, title and interest in the methodology for the optimal sizing of solar PV-hybrid power generation system for a total consideration of $50,000. Under the terms of the Assignment Agreement, GMT issued 50,000 shares of common stock, par value $0.001 per share at a price of $1.00 per share to Mr. Aris Bernawi in lieu of a cash payment as consideration for the Assignment. On September 1, 2010, GMT issued 50,000 unregistered shares of its common stock, par value $0.001 per share at price $1.00 per share, to Mr. Aris Bernawi in connection with the above acquisition.

The methodology relates to finding the optimum configuration, among a set of system components, which meets the desired system reliability requirements with the lowest value of levelized cost of energy (“LCE”).

The Company has utilized the optimal sizing procedure in the design and integration of its solar PV-wind hybrid power generation applications for:

     1. rural and remote island electrification; and

     2. powering remote radio base stations

NOTE 11 - SIGNIFICANT CONCENTRATION

Customer Concentration

For the three months ended September 30, 2010, three customers accounted for the balances comprising Accounts Receivable - Trade. We had no customers for the three months ended September 30, 2009.

	Net Sales
	for the three months ended
	September 30, 2010	September 30, 2009
Customer A	13.5%	-
Customer B	10.8%	-
Customer C	10.0%	-
	34.3%	-

Vendor Concentration

Vendor concentration for the three months ended September 30, 2010, and 2009 were as follows:

	Net Purchases
	for the three months ended
	September 30, 2010	September 30, 2009
Vendor A	17.7%	-
Vendor B	15.3%	-
Vendor C	15.2%	-
Vendor D	12.5%	-
Vendor E	13.3%	-
	72.0%	-

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

Five vendors accounted for substantially all cost of goods sold during the three months ended September 30, 2010. The Company had no vendors for the three months ended September 30, 2009. The Company does not rely on any single vendor to provide services. It has made a strategic decision to engage the services of only a small number of vendors after taking into consideration the quality of service and competitive pricing offered. Should the need arise, the Company could utilize alternative vendors for the services required.

NOTE 12 - SEGMENT INFORMATION

We manage our business and aggregate our operational and financial information in accordance with two operating segments; namely (i) mobile VoIP calls and mobile advertising; and (ii) renewable energy;

Although we are able to track revenues by sales channel, the management, allocation of resources, and analysis and reporting of expenses is presented on a combined basis, at the reportable segment level. Contribution margin is defined as net revenue less cost of sales and total operating expenses.

The following table sets forth the revenue and percentage of revenue attributable to each of the Company's operating segments.

	For the Three Months Ended
	September 30,
	2010		2009
	Revenue	% of Revenue	Revenue	% of Revenue
Mobile VoIP Calls and Mobile Advertising	$5,860,044	73%	$-	-
Renewable Energy	2,194,082	27%	-	-
	$8,054,126	100%	$-	-

	Cost of Sales	% of Cost of Sales	Cost of Sales	% of Cost of Sales

Mobile VoIP Calls and Mobile Advertising	$5,052,579	74%	$-	-
Renewable Energy	1,755,139	26%	-	-
	$6,807,718	100%	$-	-

	Gross Profit	% of Gross Profit	Gross Profit	% of Gross Profit

Mobile VoIP Calls and Mobile Advertising	$807,465	65%	$-	-
Renewable Energy	438,943	35%	-	-
	$1,246,408	100%	$-	-

	Income before Tax	% of Income before Tax	Income before Tax	% of Income before Tax

Mobile VoIP Calls and Mobile Advertising	$503,747	57%	$-	-
Renewable Energy	387,111	43%	-	-
	$890,858	100%	$-	-

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010, AND 2009

(Unaudited)

	As of	As of
	September 30, 2010	June 30, 2010
Segment assets
Mobile VoIP Calls and Mobile Advertising	$5,929,074	$4,521,694
Renewable Energy	1,416,137	-
	$7,345,211	$4,521,694

NOTE 13 – RECENT ACCOUNTING PRONOUNCEMENTS

On May 22, 2009, the FASB issued FASB Statement No. 164 (ASC Topic 958), “Not-for-Profit Entities: Mergers and Acquisitions ” (“SFAS No. 164”). SFAS No. 164 (ASC Topic 958) is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.	Determines whether a combination is a merger or an acquisition.
b.	Applies the carryover method in accounting for a merger.
c.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities the acquirer is.
d.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, “Goodwill and Other Intangible Assets,” to make it fully applicable to not-for-profit entities.

SFAS No. 164 (ASC Topic 958) is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited. The management of the Company does not expect the adoption of this pronouncement to have material impact on its consolidated financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165 (ASC Topic 855), “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 (ASC Topic 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Specifically, SFAS No. 165 (ASC Topic 855) provides:

1.

The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the consolidated financial statements of the Company.

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES

(FORMERLY TREVENEX RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

(Unaudited)

On June 9, 2009, the FASB issued FASB Statement No. 166 (ASC Topic 860), “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140 ” (“SFAS No. 166”). SFAS No. 166 (ASC Topic 860) revises the derecognization provision of SFAS No. 140 “ Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk with respect to the assets.  It also eliminates the concept of a "qualifying special-purpose entity."

This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued FASB Statement 167 (ASC Topic 810) "Amendments to FASB Interpretation No. 46(R).”  SFAS No. 167 (ASC Topic 810) amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” to improve financial reporting by companies involved with variable interest entities and to provide additional disclosures about the involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements.

This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued FASB Statement 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 " ("SFAS No. 168").  SFAS No. 168 (ASC Topic 105) establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental US generally accepted accounting principles (GAAP). The Codification did not change GAAP but reorganizes the literature.

SFAS No. 168 (ASC Topic 105) is effective for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have a material impact on the consolidated financial statements of the Company.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06 to amend ASC 820, Fair Value Measurements and Disclosures to improve disclosures about fair value measurements.  This ASU provides amendments that require new disclosures regarding transfers in and out of Levels 1 and 2 and with respect to various activities in Level 3 fair value measurements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009.  The adoption of this portion of the ASU effective January 1, 2010 did not have a material impact to the Company’s consolidated financial statements.  The disclosures with respect to purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010.  The Company does not anticipate that the adoption of these provisions of the ASU will have a material effect on its consolidated financial statements.

In February 2010, the FASB issue ASU No. 2010-09 to amend ASC 855, Subsequent Events with respect to certain recognition and disclosure requirements.  The amendments in this ASU are effective upon issuance.  The adoption of this ASU effective the current quarter ended June 30, 2010 did not have a material impact on the Company’s consolidated financial statements.

F.  SELECTED FINANCIAL DATA

Not applicable.

G.  SUPPLEMENTARY FINANCIAL INFORMATION

The following tables set forth selected financial data from December 10, 2007 (inception) to September 30, 2010. The consolidated statement of operations data and balance sheet data are derived from the audited and unaudited financial statements of Trevenex Resources, Inc. The following selected financial data for the years ended June 30, 2010 and June 30, 2009, and the quarter ended September 30, 2010 (unaudited), should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements, including the notes thereto, which are presented elsewhere in the prospectus.

BALANCE SHEET DATA:	For the Fiscal Year ended June 30, 2010	For the Fiscal Year ended June 30, 2009	For the Three Months ended September 30, 2010
			(Unaudited)
Current Assets:	$3,084,712	$60	$5,653,385
Total Assets:	$4,521,694	$40,060	$7,345,211
Total Liabilities:	$4,333,218	$13,012	$5,472,936
Stockholders’ Equity (Deficit):	$188,476	$27,048	$1,872,275

STATEMENTS OF OPERATIONS DATA:	For the Fiscal Year ended June 30, 2010	For the Fiscal Year ended June 30, 2009	For the Three Months ended September 30, 2010 (Unaudited)	For the Three Months ended September 30, 2009 (Unaudited)
Net Revenue:	$4,323,601	$0	$8,054,126	$0
Cost of Goods Sold:	$3,644,894	$0	$6,807,718	$0
Gross Profit:	$678,707	$0	$1,246,408	$0
Operating Expenses:	$572,283	$64,736	$355,203	$25,134
Net Income (Loss):	$56,636	($64,736)	$734,635	($25,134)
Earning (Loss) Per Common Share - Basic	$0.03	($0.04)	$0.36	($0.01)
Earning (Loss) Per Common Share - Diluted	$0.03	($0.04)	$0.35	($0.01)

H. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our company, Global MobileTech, was organized under the laws of the State of Nevada on December 10, 2007 under our former name, Trevenex Resources, Inc. to engage in exploration of mineral properties in North America and specifically the Bayhorse Silver Mine.  We have been an exploration stage company and subsequently a development stage company that has been primarily engaged in the exploration of the Bayhorse Silver Mine, located in Baker County, Oregon.

During 2008 and 2009, we faced numerous difficulties and challenges in raising sufficient capital to commence and complete our planned mineral exploration program. In the light of this impediment, we decided to change our primary business and reorganize our organization structure, Board, and management to focus on the provision of mobile VoIP calls and mobile advertising services. It is the intention of our new management to dispose of the patented mining claims as soon as practicable and to pursue the business in mobile VoIP calls and mobile advertising services.

In 2010, we initiated the following steps to realize our new objective of becoming a provider of mobile VoIP calls and mobile advertising services globally:

On March 15, 2010, we entered into a five-year exclusive Marketing, Distribution, and License Agreement with VyseTECH Asia Sdn Bhd, or VTA, a Malaysian corporation.  The license agreement relates to our acquisition of  the exclusive marketing rights for products developed by VTA and  mobile VoIP calls and mobile advertising services for the express purpose of selling the products and  mobile VoIP calls and mobile advertising services in North America.  Subject to reaching certain goals, we will be authorized to continue to sell VTA’s products, VoIP calls, and mobile advertising services in the territory on an exclusive basis for the term of this license agreement.  In the event we do not meet certain minimum annual sales volumes ($1 million per year for the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement.  The provisions of the agreement require us to make a onetime only license fee payment to VTA in the amount of $500,000, within six months of the execution of the agreement on March 15, 2010. On September 14, 2010, VTA had agreed to extend the payment of the license fee to March 15, 2011.

Info-Accent Sdn Bhd or Info-Accent, a private Malaysian company, became a wholly owned subsidiary of Trevenex Acquisitions, Inc., a Nevada corporation that is a wholly owned subsidiary of GMT, on April 7, 2010. On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan.

The license agreement provides that Info-Accent shall pay a one-time license fee of RM1.6 million (approximately $500,000) to VTA and an additional RM1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA.  The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA was progressively paid in cash to VTA during the months of April, May and June 2010. On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of GMT in lieu of cash payment as full and final payment of the $500,000 license fee.

On April 8, 2010, we executed an Option Agreement to purchase a patent application owned by VTA for $3.5 million.  The option to purchase the patent application ends 12 months after the date of the Option Agreement.  Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by Global MobileTech  to VTA under its license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise the option to purchase the patent.

The acquisition of VTA’s license by Info-Accent on April 8, 2010, together with ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA has allowed Info-Accent to enter into the mobile VoIP calls and mobile advertising business to generate revenue immediately, without being exposed to any downside risks.

These actions are designed to leverage on the knowledge and experience of the new board members and management team in the mobile VoIP calls and mobile advertising business to capture opportunities for growth.

During July 2010, we expanded our operations into the renewable energy business to include the design, integration, marketing and sales of solar PV-wind hybrid power generation applications in partnership with a Malaysian corporation, Powernique Technology Sdn Bhd ("Powernique"). Our partnership with Powernique has given us a jump start into the renewable energy business. We plan to implement our projects in collaboration with government agencies and telcos in Asia. Our entry into the renewable energy business is to insure that we will have another recurring revenue stream that will complement our mobile VoIP calls and mobile advertisement business segment.

We launched our solar PV-wind hybrid power generation applications in Malaysia during the third quarter of 2010 targeting government agencies, telecommunication companies and palm oil refiners. We plan to expand into other South East Asian countries and China during 2011.

Global MobileTech, Inc. or GMT specializes in the provision of biomass energy products and renewable energy applications; and mobile VoIP calls and mobile advertising services.

GMT was established in December 2007 as a Nevada corporation and has two operating segments as follows:

   1.

The first segment handles the development and sale of mobile voice over internet protocol or VoIP calls and mobile advertising services.

   2.

The second segment is involved in the design, integration, marketing and sale of solar photovoltaic or PV-wind and solar PV-biomass hybrid power generation applications.  The biomass used in the power generation system includes oil palm bio-wastes and forest residues.

Our Renewable Energy Business

We help our customers to conceptualize, design and integrate renewable energy systems using biomass as feedstock for example oil palm biowastes and forest residues for conversion into renewable energy. Forest residues are converted to torrefied wood which is typically used as feedstock for co-firing with coal in existing coal-fired plants. The solar PV-wind and solar PV-biomass power generation systems that we design and build are based on the methodology developed by our Chairman. We do not manufacture any of the components used for the power generation systems. The components are sourced from various suppliers. We typically solicit competitive proposals from various component manufacturers, evaluate the proposals and recommend to our customers components that meet with their system performance specifications.

The services we render include site assessment, site verification, power system modeling and analysis, engineering design, project management, progress inspection, installation and integration of the biomass power generation system with solar PV to operate as a hybrid power generation system. The hybrid system was designed to help our customers to reduce their energy bills, increase operational efficiencies and utilizing their biowastes to produce clean energy that would otherwise have caused damage to the environment.  Our customers include owners and operators of oil palm plantations and palm oil mills; lumber and sawmill operators.

Quarter Highlights

During July 2010, we expanded our operations into the renewable energy business to include the design, integration, marketing and sale of solar PV-wind and solar PV-biomass hybrid power generation applications in partnership with Powernique Technology Sdn Bhd, a Malaysian corporation. Our entry into the renewable energy business is intended to develop another recurring revenue stream that will complement our mobile VoIP calls and mobile advertising business segment. We began generating revenue from the sale of our solar PV-biomass hybrid power generation application in Malaysia during our first fiscal quarter ended September 30, 2010.

On September 1, 2010, Info-Accent Sdn Bhd and Mohd. Aris Bernawi executed an Assignment Agreement whereby the Chairman assigned to GMT, exclusively throughout the world, all rights, title and interest in the methodology for the optimal sizing of a solar PV-wind hybrid power generation system. The methodology relates to finding the optimum configuration, among a set of system components, which meets the desired system reliability requirements with the lowest value of levelized cost of energy.

We have utilized the optimal sizing procedure in the design and integration of the following renewable energy applications:

1)

solar PV-wind hybrid power generation for rural and remote island electrification; and  powering remote radio base stations, and

2)

solar PV-biomass hybrid power generation.

During September 2010, we expanded the scope of our strategic partnership with Powernique Technology Sdn Bhd to include the production and sale of torrefied wood to the United States; and countries within the European Union and Asia.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

The following table provides selected financial data derived from our unaudited financial statements as of September 30, 2010 and 2009.

	Three Months Ended	Three Months Ended
Statement of Operations Data	September 30, 2010	September 30, 2009
Revenues	$8,054,126	$-
Cost of goods sold	6,807,718	-
Gross profit	1,246,408	-

Operating expenses :
Professional fees	25,183	24,275
Rent expense - related party	-	600
Depreciation and amortization	56,206	-
Sales and marketing	95,156	-
General and administration - other	178,658	259
Total operating expenses	355,203	25,134

Income / (Loss) from operations	891,205	(25,134)
Other expense
Interest expense	347	-

Provision for income taxes	156,223	-
Net income (loss)	$734,635	$(25,134)

Revenues

For the three months ended September 30, 2010, our total revenues were $8,054,126 as compared to no revenues generated for the three months ended September 30, 2009. The revenues were generated by our Malaysian subsidiary, Info-Accent, from the operations of our mobile VoIP calls and mobile advertising business segment accounting for $5,860,044 of our revenues and revenues from our new renewable energy business segment amounting to $2,194,082.

Cost of Goods Sold

For the three months ended September 30, 2010, total cost of goods sold was $6,807,718 compared to $0 for the three months ended September 30, 2009. The increase in cost of goods sold was attributable to the increase in revenues generated from our mobile VoIP calls and mobile advertising contracts and renewable energy contracts.  The cost of goods sold for mobile VoIP calls and mobile advertising segment totaled  $5,052,579 and totaled $1,755,139 for our renewable energy segment.

Gross Profit

For the three months ended September 30, 2010, our total gross profit was $1,246,408 that included $807,465 gross profit from our mobile VoIP calls and mobile advertising segment and $438,943 gross profit from our new renewable energy segment. Our gross margin as a percentage of revenue was 15.5%.

Operating expenses

Our total operating expenses for the three months ended September 30, 2010 were $355,203 compared to $25,134 for the three months ended September 30, 2009. The increase of $330,069 was attributed primarily to an increase in general and administration expenses of $178,399, sales and marketing expenses of $95,156 and depreciation and amortization of $56,206.

For the three months ended September 30, 2010, general and administrative expenses were $178,658 compared to $259 for the three months ended September 30, 2009. The increase was primarily attributed to stock-based compensation of $79,620, administration and clerical costs of $28,421, payroll of $17,278 and development cost of $15,789.

For the three months ended September 30, 2010, we incurred sales and marketing expenses of $95,156. There were no sales and marketing expenses for the three months ended September 30, 2009. We incurred sales and marketing expenses relating to the promotion and marketing of Info-Accent's mobile VoIP and mobile advertising services in Asia.

Provision for Income Taxes

For the three months ended September 30, 2010, Info-Accent recorded an income tax provision of $156,223. For the three months ended September 30, 2009, we did not record any income tax provision. In 2009 and 2010, we did not record any tax benefit for the losses incurred in the U.S. by effecting a 100% valuation allowance on the potential benefit as per ASC topic 740. We will record the tax benefits of U.S. losses once our U.S. operations have realized consistent profitability.

Net Income / Loss

For the three months ended September 30, 2010, net income was $734,635 compared to a net loss of $25,134 for three months ended September 30, 2009.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

The following table provides selected financial data derived from our audited financial statements as of June 30, 2010 and 2009.

	Year Ended	Year Ended
Statement of Operations Data	June 30, 2010	June 30, 2009
Revenues	$4,323,601	$-
Cost of goods sold	3,644,894	-
Gross profit	678,707	-

Operating expenses :
Professional fees	90,633	60,151
Rent expense - related party	2,400	2,400
Depreciation and amortization	49,580	-
Sales and marketing	188,048	-
General and administration - other	241,622	2,185
Total operating expenses	572,283	64,736

Income / (loss) from operations	106,424	(64,736)
Other expenses:
Interest expense	869	-

Provision for income taxes	48,919	-
Net income (loss)	$56,636	$(64,736)

During 2009 and the first quarter of 2010, we were a development stage company.  Our subsidiary, Info-Accent, began generating revenues and incurring operating expenses in our current line of business commencing on April 8, 2010, following our acquisition of ongoing mobile VoIP calls and mobile advertising related contracts from VyseTECH Asia Sdn Bhd.

Revenues

For the year ended June 30, 2009, we did not generate any revenue. For the year ended June 30, 2010, our revenues were $4,323,601.  The revenues were generated from the operations of our mobile VoIP calls and mobile advertising services by our Malaysian subsidiary, Info-Accent.

Cost of Sales

For the year ended June 30, 2010, cost of goods sold was $3,644,894 compared to $nil for the year ended June 30, 2009.  The increased in cost of goods sold is attributable to revenue generated from our mobile VoIP calls and mobile advertising contracts.

Gross Profit

For the year ended June 30, 2010, our gross profit from our mobile VoIP calls and mobile advertising services was $678,707. Our gross margin as a percentage of revenue was 16%.

Operating expenses

Our total operating expenses for the year ended June 30, 2010 were $572,283 compared to $64,736 for the year ended June 30, 2009. The increase of $507,547 was attributed primarily to increase in general and administration expenses of $239,437, sales and marketing expenses of $188,048 and professional fees of $30,482.

For the year ended June 30, 2010, general and administrative expenses were $241,622 compared to $2,185 for the year ended June 30, 2009. The increase was primarily attributed to development cost of $153,832, administration and clerical costs of $27,690, and stock-based compensation of $20,380.

Professional fees for June 30, 2010 were $90,633 compared to $60,151 for June 30, 2009. The increase was primarily attributed to audit and legal fees paid to professionals.

For the year ended June 30, 2010, we incurred sales and marketing expenses of $188,048. There were no sales and marketing expenses for the year ended June 30, 2009. We incurred sales and marketing expenses relating to the promotion and marketing of Info-Accent's mobile VoIP and mobile advertising services in Asia.

Provision for Income Taxes

For the year ended June 30, 2010, we recorded a deferred income tax provision of $48,919. For the year ended June 30, 2009, we did not record any income tax provision. In 2009 and 2010, we did not record any tax benefit for the losses incurred in the U.S. by effecting a 100% valuation allowance on the potential benefit as per ASC topic 740. We will record the tax benefits of U.S. losses once our U.S. operations have realized consistent profitability.

Net Income / Loss

For the year ended June 30, 2010, net income was $56,636 compared to a net loss of $64,736 for the year ended June 30, 2009.

Assets

Our total assets for the year ended June 30, 2010 were $4,521,694 compared to $40,060 for the year ended June 30, 2009. The increase of $4,481,634 was mainly contributed by accounts receivable of $3,066,296, license agreement of $965,107 and computer software of $429,415.

Liabilities

Our total liabilities for the year ended June 30, 2010 were $4,333,218 compared to $13,012 for the year ended June 30, 2009, an increase of $4,320,206. This increase was mainly attributable to accounts payable of $3,041,809 and fees of $991,990 payable to our licensor, VTA under the Exclusive Marketing, Distribution and License Agreements entered with GMT and Info-Accent on March 15, 2010 and April 8, 2010 respectively.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2010, we had a positive working capital of $231,927, compared to negative working capital of $1,199,615 at June 30, 2010.  Cash was $14,734 as of September 30, 2010 compared to $18,416 at June 30, 2010.  The $1,431,542 increase in working capital is primarily due to our increase in trade receivables by $2,572,355 from $3,066,296 as of June 30, 2010 to $5,638,651 as of September 30, 2010. Accounts payable increased by $1,599,577 from $3,049,421 as of June 30, 2010 to $4,648,998 as of September 30, 2010.  Other accrued liabilities increased from $219,377 as of June 30, 2010to $248,278 as of September 30, 2010, an increase of $28,901.

Other significant changes in our working capital components include a decrease of $491,990 in our license agreement payable from $991,990 as of June 30, 2010 to $500,000 as of September 30, 2010. On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement, whereby VTA agreed to receive 769,000 shares of the Company's common stock in lieu of a cash payment for the five-year Exclusive Marketing, Distribution and License Agreement with VTA that signed on April 8, 2010.

On September 14, 2010 VTA and GMT agreed to an extension of the $500,000 one time license fee due pursuant to the Exclusive Marketing, Distribution and License Agreement from September 15, 2010 to March 15, 2011. We intend to meet our cash requirements for the next nine months through a combination of suppliers’ financing, debt financing, equity financing by way of private placements and revenues from our two business segments. There is no assurance that any financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out our business plan. In addition, on September 14, 2010, VTA agreed to extend the payment due date to March 15, 2011. GMT intends to pay the license fees of $500,000 from its internal generated funds.

In addition to internally generated funds from the Asian operations of our subsidiary Info-Accent, we are currently undertaking a private placement of our common stock to raise $455,000 to partly pay the fees due under our license agreement with VTA and to provide operating capital to launch our new business in the United States.

We intend to meet the balance of our cash requirements for the next twelve months through a combination of suppliers’ financing, debt financing, equity financing by way of private placements and internally generated funds from our new business.  We currently do have arrangements in place for the completion of private placement financing sufficient to meet all of our capital requirements over the next six months and there is no assurance that we will be successful in completing private placement financing.  There is no assurance that any financing will be available or if available, on terms that will be acceptable to us.  We may not raise sufficient funds to fully carry out our business plan.

Critical Accounting Policies and Estimates.

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. We have disclosed all significant accounting policies in Note 2 to the financial statements included in this Form 10-K.  Our critical accounting policies are:

Currency Conversion.

The business of our mobile VoIP calls and mobile advertising is generally conducted in Malaysia.  The financial statements of the Company are translated from Ringgit Malaysia into U.S. Dollars in accordance with Accounting Standards Codification topic 830-30, “Foreign Currency Matters – Translation of Financial Statements”.  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the periods presented.

Revenue Recognition

We generate revenue from a variety of transactions, including program contracts.  See “Revenue Generation” above.  Revenue recognition varies depending on the type of transaction, and may involve recognizing revenues over the term of a contract, a period in which services are performed, at the time a transaction is performed or for licensing transactions, in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”  Management also considers ASC topic 605-25, “Revenue Recognition,” to ensure revenue recognition for multiple deliverables is accounted for appropriately in our financial statements.  Because a significant portion of our sales may be tied to large advertising campaigns ordered from time to time, the timing of when the revenue is recognized may have a significant impact on results of operations for any quarter or annual period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 12, 2009, we dismissed our independent registered public accounting firm, Williams & Webster, P.S. The reports of Williams & Webster on our financial statements as of June 30, 2008 and for the period from December 10, 2007 (inception) through June 30, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern. The decision to change independent registered public accounting firm was approved by our Board of Directors. During the period of our engagement of Williams & Webster, P.S., including the audit of our fiscal year ended June 30, 2008 and the review of the subsequent interim periods through June 12, 2009, (a) there were no disagreements with Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

On June 12, 2009, concurrently with the dismissal of Williams & Webster, our Board of Directors approved Li & Company, PC as our new independent registered public accounting firm to audit our financial statements for the fiscal years ended June 30, 2009 and 2008 and review our interim financial statements for the period ended September 30, 2009 and December 31, 2009.

On April 12, 2010, we dismissed our independent registered public accounting firm, Li & Company, PC. The report of Li & Company on our financial statements for fiscal years ended June 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.  The decision to change independent registered public accounting firm was approved by our Board of Directors. During the period of our engagement of Li & Company from June 12, 2009 through April 12, 2010, including the audit of our fiscal year ended June 30, 2009 and the subsequent review of our interim periods through April 12, 2010, (a) there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

Effective April 12, 2010, we engaged Davis Accounting Group, P.C., as our new independent registered public accounting firm to review our interim financial statements for the period ended March 31, 2010 and audit our financial statements for our fiscal year ending June 30, 2010.

On, October 26, 2010 we dismissed our independent registered public accounting firm, Davis Accounting Group, P.C.,   The report of Davis Accounting Group on our financial statements for fiscal year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change independent registered public accounting firm was approved by our Board of Directors. During the period of our engagement of Davis Accounting Group from April 12, 2010 through October 26, 2010, including the review of our quarterly financial information for the quarter ended March 31, 2010 and the subsequent audit of our fiscal year ended June 30, 2010 through October 26, 2010, (a) there were no disagreements with Davis Accounting Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Davis Accounting Group would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

On October 26, 2010, our Board of Directors approved the appointment of Lake & Associates, CPA’s LLC as Global MobileTech, Inc.'s independent registered public accounting firm for the year ending June 30, 2011. Lake & Associates will also perform reviews of our quarterly financial information for the quarters ended September 30, December 31 and March 31, 2011.

J.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

K.  DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information with respect to each of our Directors and executive officers as of December 3, 2010.

Name	Age	Principal Occupation	Served as Since
Mohd Aris Bernawi	57	Chairman, Director	2010
Valerie Hoi Fah Looi	52	Secretary, Director	2010
Chee Hong Leong	45	Director	2010
Matthew J. Riedel	45	Director	2010
Aik Fun Chong	37	President, Chief Executive Officer	2010
Hon Kit Wong	33	Treasurer, Chief Financial Officer	2010

Set forth below is a brief description of the recent employment and business experience of our officers and Directors:

Mohd Aris Bernawi, 57, has 31 years experience in shared telecommunications infrastructure (domestic and international) management, resource assignment for wired and wireless services, including the creation of computerized management and monitoring of resource assignment (spectrum and numbering). Prior to his appointment as Chairman and Director of Global MobileTech, he served as Senior Director at the Malaysian Communications and Multimedia Commission ("MCMC") from 1999 to 2010, specializing in government communications and multimedia regulatory mediation. Aris started his career at the Ministry of Defense (Defense Research Centre) in 1974 and later joined the Telecommunications Department of Malaysia in 1977 upon completion of his first degree at Portsmouth Polytechnic, England. He was appointed Deputy Director General of the Telecommunications Department in 1994 before joining MCMC in 1999. He is a Fellow of the Institution of Engineers Malaysia (IEM), registered with Board of Engineers Malaysia (BEM), member of the Institution of Engineering and Technology (IET) and chartered engineer with Engineering Council, United Kingdom.

Valerie Hoi Fah Looi, 52, is currently serving as Director and Secretary of Global MobileTech and our wholly owned U.S. subsidiary, Trevenex Acquisition, Inc. Prior to joining our company, she held the position of Director and Secretary at Secured Digital Applications, Inc. from April 1999 to March 2009.  Currently, Ms. Looi is a Director of China Mobile Media, Inc. and oversees its business development and corporate services in Asia and has served in that capacity since April 2009. Prior to her assuming her role in Secured Digital Applications, Inc. she has served as the Senior Vice President, Corporate Affairs of Secured Digital Applications (M) Sdn Bhd, a Malaysian company that was subsequently reverse merged with and into Secured Digital Applications, Inc. in 1999.  She has over 20 years of experience in corporate affairs and human resource management. Ms. Looi obtained her Diploma in Management from the Malaysian Institute of Management.

Chee Hong Leong, 45, graduated with a Bachelor of Arts in Accounting from Ulster University, Northern Ireland in 1989. He is a Fellow of the Association of Chartered Certified Accountants, United Kingdom. He served as the Chief Financial Officer of Secured Digital Applications, Inc. from January 2000 until his resignation in November 2005. Prior to joining Secured Digital Applications Inc., he held a senior position at Industrial Concrete Products Sdn Bhd, a subsidiary of a Malaysian public listed company, from April 1994 to December 1999. He resigned from Secured Digital Applications, Inc. in November 2005 to join a multinational company based in China.

Matthew J. Riedel, 45, graduated from Wichita State University in 1988 with a Bachelor of Science Degree in Business Administration. Subsequently, he held supervisory and sales positions within the financial services industry, at Ford Motor Credit and Prudential. With Ford, his activities included collections and auditing wholesale floor plans in the North Chicago area and assisting with the start up of a new call center in Omaha where he was a supervisor. Since late 1994, he has held progressive management roles with three multi-channel retailers, the Spiegel Group, MSC Industrial Direct, and Collections Etc.  He has been a Contact Center Manager with Collections Etc. since 2006. He has been involved in many initiatives, and he has experience with cost accounting, sales, project and program management, quality assurance, training and outsourced operations.

Aik Fun Chong, 37, is currently serving as Chief Executive Officer of Global MobileTech, as well as our wholly owned Malaysian subsidiary Info-Accent and our wholly owned U.S. subsidiary Trevenex Acquisitions, Inc. and is responsible for strategic planning and day-to-day operations of our company. From March 2005 through August 2008, he served as Accountant at Revenue Valley Sdn Bhd. From September 2008 to June 2009, he served as Chief Accounting Officer for a U.S. holding company with subsidiaries in Malaysia and was responsible for day-to-day accounting and treasury functions, corporate finance and operational matters. From July 2009 to February 2010, he served as Chief Executive Officer of VyseTech Asia Sdn Bhd. He has over 13 years of financial, accounting and operational experience in local and international firms dealing in food and beverage, trading and manufacturing. Mr. Chong holds a Bachelor of Commerce (Accounting) from University of Southern Queensland, Australia. He is a Chartered Accountant of the Malaysian Institute of Accountants (MIA) and a Certified Practising Accountant (CPA) of CPA Australia.

Hon Kit Wong, 33, is currently serving as the Chief Financial Officer of Global MobileTech, as well as our wholly owned Malaysian subsidiary Info-Accent and our wholly owned U.S. subsidiary Trevenex Acquisitions, Inc. and is responsible for the financial and accounting functions of our company. From October 2000 to December 2006, he served as Assistant Branch Manager of Minply Sdn Bhd. From January 2007 to February 2010, he served as a Finance Manager of VyseTech Asia Sdn Bhd. He graduated with a Bachelor of Arts (Accounting and Finance) from University of East London, United Kingdom in September 2000.

Family Relationships

There are no family relationships among our Directors or officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director Independence

Our Board of Directors has concluded that Director, Chee Hong Leong, serving on the audit committee is “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees until his resignation.  Chee Hong Leong, who was appointed to the Audit Committee on April 15, 2010, is “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees.

Board Committees

We currently do not have standing nominating or compensation committees. Our Board of Directors handles the functions that would otherwise be handled by each of the committees. We intend, however, to establish a nominating committee and a compensation committee of the Board of Directors as soon as practicable. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our compensation and benefit policies, including compensation of executive officers.

Audit Committee and Audit Committee Financial Expert

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Chee Hong Leong and Valerie Hoi Fah Looi (Secretary) were appointed members of the audit committee on April 15, 2010.  The Board of Directors has determine “that at least ”one person on the audit committee, Chee Hong Leong, qualified as a "financial expert" as defined by SEC rules implementing Section 406 of the Sarbanes-Oxley Act. Chee Hong Leong met the SEC definition of an "independent" Director.

L. EXECUTIVE COMPENSATION

The table below sets forth the aggregate annual and long-term compensation paid by us during our fiscal years ended June 30, 2009 and June 30, 2010 to our current President and Chief Executive Officer, Aik Fun Chong, and to our former President and Chief Executive Officer, Scott Wetzel (collectively the “Named Executive Officers”).

A. Summary Compensation Table

Name and	Fiscal	Salary	Bonus	Stock	Option	Non-Equity	Non-Qualified	All Other	Total
Principal	Year	($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
Position				($)	($)	Compensation	Compensation	($)
						($)	Earnings
							($)
Aik Fun
Chong,
President,
CEO	2010	3,619	-	-	-	-	-	-	3,619
	2009	-	-	-	-	-	-	-	-
Scott Wetzel
Former
President,
Director,
CEO	2010	-	-	-	-	-	-	2,400	2,400
	2009	-	-	-	-	-	-	2,400	2,400

B. Narrative Disclosure to Summary Compensation Table

Aik Fun Chong, who was appointed as our President and CEO on March 25, 2010, entered into an employment agreement with Info-Accent on May 14, 2010 under which he is paid RM7,500 (approximately US$2,343) per month. Mr. Chong is paid by Info-Accent under the terms of employee contract pursuant to which he also renders services to Global MobileTech. We have paid salary of $3,619 to our President and CEO for the fiscal year ended June 30, 2010.

Scott Wetzel, our former President and CEO from December 10, 2007 to March 25, 2010, had not entered into formal written employment agreements with the company. From January 1, 2008 to June 30, 2010 Scott Wetzel, former President and CEO was to be compensated in the amount of $200 per month for providing office space, phones and secretarial services to the company pursuant to a lease agreement.  During the period from July 2008 to June 2009 the lease payments were accrued; of the $2,400 debt accrued on the lease, $2,200 of accrued debt was converted into 8,800 shares of common stock in June 2009 at $0.25 per share. We also paid $1,000 during the fiscal year ended June 30, 2010, leaving an account payable to Scott Wetzel, former President and CEO under the lease agreement of $1,600 as of June 30, 2010.

None of our named executive officers were compensated by us for their services from our date of inception through April 2010.  To date, no bonus or option compensation has been granted to our named executive officer.

C. Outstanding Equity Awards at Fiscal Year End

We have not issued any stock options since our inception, including to our Named Executive Officers.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

D. Compensation of Directors

Valerie Hoi Fah Looi received stock compensation of $20,380 for her services as a member of our Board of Directors and Secretary during the fiscal year ended June 30, 2010. On September 1, 2010, GMT executed a Compensation Agreement with Valerie Hoi Fah Looi. Under the terms of the agreement, GMT issued 100,000 unregistered shares of its common stock priced at $1.00 per share to Valerie Hoi Fah Looi as compensation for her services rendered to the Company as Secretary and Director between March 25, 2010 and August 31, 2010.

None of our other directors have received any compensation for their services as directors during the fiscal years ended June 30, 2009 and 2010.

E. Compensation Committee Interlocks and Insider Participation

During the fiscal year ending June 30, 2010, we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers.  However, none of our executive officers received any compensation during the last fiscal year from Global MobileTech, but were instead compensated by our wholly owned Malaysian subsidiary, Info-Accent. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

M.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known by us with respect to the beneficial ownership of our common stock as of December 3, 2010 by (i) each person who is known by us to own beneficially more than 5% of common stock, (ii) our Named Executive Officer (see the section above entitled “Executive Compensation”), (iii) each of our directors and (iv) all of our current officers and directors as a group.  Except as otherwise listed below, the address of each person is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

The percentage of shares beneficially owned is based on 3,141,484 shares of common stock outstanding as of December 3, 2010.  Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of December 3, 2010 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Type of	Amount and Nature of Beneficial	Percent of Class
	Security	Ownership (1) (2)	(3)
Sunway Technology Development Ltd. (4)	Common stock	336,200	10.70%
Digital Kiosk Technologies Sdn Bhd (5)	Common stock	239,500	7.62%
Hong Choo Lim (6)	Common stock	176,000	5.60%
No. 3 Jalan SS2/29
47300 Petaling Jaya
Selangor, Malaysia
Keng Nam Looi	Common stock	168,750	5.37%
1-6A Jalan Desa 1/5
Desa Amn Puri, Kpg
Kuala Lumpur, Malaysia
Valerie Hoi Fah Looi (7) (8)	Common stock	176,905	5.59%
Mohd Aris Bernawi (7)	Common stock	50,000	1.59%
Matthew J. Riedel (9)	Common stock	45,000	1.43%
Chee Hong Leong (7)		-	0%
Aik Fun Chong (10)		-	0%
Hon Kit Wong (11)		-	0%

All officers and directors as a group		271,905	8.61%

(1)

Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities. Common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person and is based on 3,141,484 shares of common stock issued and outstanding on December 3, 2010.

(2)

Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)

Applicable percentage of ownership is based on 3,141,484 shares of common stock outstanding as of December 3, 2010 together with warrants exercisable into common stock within sixty (60) days from December 3, 2010 for each stockholder.

(4)

Ng Yew Kam has voting and dispositive control over the shares owned by this entity. The business address of Sunway Technology Development Ltd. is Room 2103 Futura Plaza, 111 How Ming Street, Kwun Tong, Hong Kong.

(5)

Lee Siew Hong has voting and dispositive control over the shares owned by this entity. The business address of Digital Kiosk Technologies Sdn Bhd is 32B Jalan SS2/66, 47300 Petaling Jaya, Selangor, Malaysia.

(6)

The holdings of Hong Choo Lim include 134,000 shares of common stock and a warrant to purchase 42,000 shares of common stock at $1.00 per share.

(7)

Mohd Aris Bernawi, Valerie Hoi Fah Looi and Chee Hong Leong were appointed as Directors on March 25, 2010. Their address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

(8)

The holdings of Ms. Looi include 151,270 shares of common stock and a warrant to purchase 25,635 shares of common stock at $1.00 per share.

(9)

Matthew Riedel was appointed a Director on December 1, 2010. The holdings of Mr. Riedel include 40,000 shares of common stock and a warrant to purchase 5,000 shares of common stock at $1.00 per share. His address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

(10)

Aik Fun Chong was appointed as President and Chief Executive Officer on March 25, 2010. His address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

(11)

Hon Kit Wong was appointed as Treasurer and Chief Financial Officer on March 25, 2010. His address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

N.  TRANSACTONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have been provided office space and secretarial services by our former Chief Executive Officer at $200 per month from January 1, 2008 through August 31, 2010. During the period from July 2008 through June 2009, the lease payments were accrued; of the $2,400 debt accrued on the lease, $2,200 of accrued debt was converted into 8,800 shares of common stock in June 2009 at $0.25 per share. We also paid $1,000 during the fiscal year ended June 30, 2010, leaving an account payable to Scott Wetzel, former President and CEO under the lease agreement of $1,600 as of December 3, 2010.

Promoters

The main promoter of our company was Scott Wetzel, our former President and CEO. Other founders were our former Secretary/Treasurer and Chief Financial Officer, Raymond Kuh and our Vice-President, Ted Wagner. In December 2007, we issued a total of 300,000 shares of restricted common stock to our three founders. We issued 100,000 shares each to Scott Wetzel, Raymond Kuh and Ted Wagner at par value of $0.001 for total consideration of $100.

ITEM 11A.  MATERIAL CHANGES

None Applicable

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None Applicable

ITEM 12A.  DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that each officer and Director of our company shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action.  However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.  Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions.  If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

ITEM	AMOUNT
SEC registration fee	$171.53
Legal fees and expenses*	20,000.00
Accounting fees and expenses*	35,000.00
Transfer Agent & Registrar fees*	2,500.00
Miscellaneous*	2,500.00

Total Estimated Expenses	$60,171.53

*Estimated Figure

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has authority under Section 78.7502 of the Nevada Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant’s Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law. We are also a party to indemnification agreements with each of our directors and officers. The Registrant has also agreed to indemnify the selling security holders named in the Registration Statement against certain liabilities, including liabilities under the Securities Act.

The bylaws of the registrant provide that, to the fullest extent permitted by applicable law, the registrant shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the registrant or was serving at the request of the registrant.

The registrant has not purchased insurance against costs, which may be incurred by it pursuant to the foregoing provisions of its certificate of incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

Nevada corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by our stockholders;

•

by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney’s fees, claims and or liabilities arising our of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our Board of Directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the  Securities Act of 1933  and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On June 11, 2009, we entered into definitive agreements relating to the private placement of $46,300 of our securities through the sale of 185,200 shares of our common stock at $0.25 per share to two accredited individuals and three accredited corporations. The purchasers in the private placement were Southwest Consulting Services, Ltd., Ronald Kunisaki, Jennifer Edington, Halifax, Ltd., and Marycliff Investment Corporation. In conjunction with the private placement, there were no fees, commissions or professional fees for services payable. The placement was undertaken by our former officers.  The private placement of these securities was exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Regulation D, Rule 506 promulgated by the SEC under the Act.

On June 11, 2009, we entered into Debt Conversion to Shares of Restricted Common Stock agreements under which two creditors converted a total of $3,700 of debt into an aggregate of 14,800 shares of common stock at $0.25 per share.  The two creditors of the company were Scott Wetzel, the former CEO and President of our company, and Achieve Publishing Group, a third party vendor.

On July 1, 2009, we issued 50,000 shares of common stock at $0.25 per share for (i) $5,000 in cash and (ii) $7,500 related to management consulting services, or $12,500 consideration in the aggregate.  We sold these restricted shares to further capitalize the company in order to pay operating expenses and to execute its business plan. We relied on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  The purchaser has represented to us that it is an “accredited investor.”  The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

On May 11, 2010, we entered into definitive agreements relating to the private placement of $94,425.50 of our securities through the sale of 145,270 shares of our common stock at $0.65 per share and three year warrants to purchase 72,635 shares of common stock at $1.00 per share to two accredited individuals and one accredited officer, Valerie Hoi Fah Looi. The purchasers in the private placement were Hong Choo Lim and Matthew Riedel. In conjunction with the private placement, there were no fees, commissions or professional fees for services payable. The placement was undertaken by our former officers. The private placement of these securities was exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Regulation D, Rule 505 promulgated by the SEC under the Act.

On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of a cash payment as full and final payment of the $500,000 license fee. We issued 769,000 shares of common stock at $0.65 per share for approximately $500,000 (RM 1,600,000) consideration. We relied on the exemption from registration provided by Section 4(2). The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

On August 12, 2010, we issued 295,000 unregistered shares of its common stock, at $0.70 per share, to Digital Kiosk Technologies Sdn Bhd in lieu of cash payment for the acquisition of a Vendor Management Inventory software from Digital Kiosk Technologies Sdn Bhd by Info-Accent Sdn Bhd. We relied on the exemption from registration provided by Section 4(2). The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

On September 1, 2010, we issued 100,000 shares of common stock at $1.00 per share, to Valerie Hoi Fah Looi, as stock compensation for her services rendered to GMT as Secretary and Director between March 25, 2010 and August 31, 2010. We relied on the exemption from registration provided by Section 4(2). The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

On September 1, 2010, we issued 50,000 shares of common stock at $1.00 per share, to Mohd. Aris Bernawi, our Chairman as consideration for the assignment of all rights, interest and title in the methodology for the optimal sizing of a solar PV-wind hybrid power generation system. We relied on the exemption from registration provided by Section 4(2). The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

On September 14, 2010, we entered into definitive agreements relating to the private placement of $32,214 of our securities through the sale of 34,214 shares of our common stock at $1.00 per share and three year warrants to purchase 16,107 shares of common stock at $1.00 per share to an accredited individual. The purchaser in the private placement was Nor Fairolzukry. There were no fees, commissions or professional fees for services payable in conjunction with the private placement. We relied on the exemption from registration provided by Section 4(2). The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1.  References to the “Company” in this exhibit index refers to Global MobileTech, Inc. (formerly Trevenex Resources, Inc.), a Nevada corporation.

			Incorporated by Reference

Exhibit			Date		Filed
Number	Exhibit Description	Form	Filed	Number	Herewith

3.1	Articles of Incorporation as filed in Nevada December 10, 2007	S-1	7/7/2008	3.1

3.2	Bylaws of Trevenex Resources, Inc. dated December 10, 2007	S-1	7/7/2008	3.2

3.3	Certificate of Amendment to Articles of Incorporation	8-K	5/18/2010	3.3

5.1	Opinion on Legality			5.1	X

10.1	Option to Purchase Property Agreement between IBEX Minerals, Inc. and Scott Wetzel dated November 1, 2007	S-1	7/7/2008	10.1

10.2	Assignment of Option to Purchase Property dated December 14, 2007	S-1	7/7/2008	10.2

10.3	Form of Subscription Agreement	S-1	7/7/2008	10.3

10.4	2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan dated December 10, 2007	S-1	7/7/2008	10.4

10.5	Geological report from Minex Exploration, Inc. dated May 2008	S-1	7/7/2008	10.5

10.6	Renewed Lease agreement between Trevenex Resources and Scott Wetzel dated January 1, 2009	10-K	9/30/2008	10.6

10.7	Corporate Governance and Director’s Nominating Committee Charter	10-K	9/30/2008	10.7

10.8	Compensation Committee Charter	10-K	9/30/2008	10.8

10.9	Audit Committee Charter	10-K	9/30/2008	10.9

10.10	Corporate Governance Guidelines	10-K	9/30/2008	10.10

10.11	Form of Securities Purchase Agreement	8-K	6/15/2009	10.1

10.12	Form of Debt Conversion to Shares of Restricted Common Stock	8-K	6/15/2009	10.2

10.13	Exclusive Marketing, Distribution & License Agreement between Trevenex Resources, Inc. & VyseTECH Asia Sdn Bhd dated March 15, 2010	8-K	3/16/2010	10.1

10.14	Exclusive Marketing, Distribution and License Agreement between Info-Accent Sdn Bhd and VyseTECH Asia Sdn Bhd dated April 8, 2010	8-K	4/14/2010	10.1

10.15	Option to Purchase Agreement between Trevenex Resources, Inc. & VyseTECH Asia Sdn Bhd dated April 8, 2010	8-K	4/14/2010	10.2

10.16	Amendment to Exclusive Marketing, Distribution and License Agreement	8-K	5/17/2010	10.1

10.17	Employment Contract between Chong Aik Fun and Info-Accent Sdn Bhd	8-K	5/18/2010	10.1

10.18	Employment Contract between Hon Kit Wong and Info-Accent Sdn Bhd	8-K	5/18/2010	10.2

10.19	Form of Subscription Agreement between the Company and each subscriber	8-K	7/13/2010	10.1

10.20	Form of Warrant Purchase Agreement and Warrant	8-K	7/13/2010	10.2

10.21	Supplemental Agreement between Info-Accent Sdn Bhd and VyseTech Asia Sdn Bhd	8-K	7/13/2010	10.3

10.22	Registration Rights Agreement	8-K	7/13/2010	10.4

10.23	Form of Securities Purchase Agreement	8-K	7/22/2010	10.1

10.24	Registration Rights Agreement	8-K	7/22/2010	10.2

10.25	Form of Amended Registration Rights Agreement	8-K	8/4/2010	10.1

10.26	Purchase Agreement between Digital Kiosk Technologies Sdn Bhd and Info-Accent Sdn Bhd	8-K	8/12/2010	10.1

10.27	Assignment Agreement between Mohd Aris Bernawi and Info-Accent Sdn Bhd	8-K	9/7/2010	10.1

10.28	Securities Purchase Agreement	8-K	9/7/2010	10.2

10.29	Compensation Agreement between Global MobileTech, Inc. and Valerie Looi	8-K	9/7/2010	10.3

10.30	Letter Agreement between VyseTECH Asia Sdn Bhd and Global MobileTech, Inc.	8-K	9/17/2010	10.1

14.1	Code of Business Conduct and Ethics	10-K	9/30/2008	14.1

14.2	Code of Ethics for the CEO and Senior Financial Officers	10-K	9/30/2008	14.2

21.1	Subsidiaries of Global MobileTech, Inc.	10-K	9/30/2010	21.1

23.1	Consent of Davis Accounting Group P.C.				X

23.2	Consent of Li & Company, PC				X

ITEM 17. UNDERTAKINGS.

Global MobileTech, Inc. hereby undertakes to:

1)	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

i)	Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

iii)

Include any additional or changed material information on the plan of distribution provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4)

That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in Spokane, Washington.

Date: December 6, 2010		GLOBAL MOBILETECH, INC. A Nevada Corporation
	By:	/s/ Aik Fun Chong
Aik Fun Chong
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the date indicated:

/s/ Aik Fun Chong	President and Chief Executive Officer	December 6, 2010
Aik Fun Chong	(principal executive officer)

/s/ Hon Kit Wong	Treasurer and Chief Financial Officer	December 6, 2010
Hon Kit Wong	(principal financial and accounting officer)

/s/ Mohd Aris Bernawi	Chairman and Director	December 6, 2010
Mohd Aris Bernawi

/s/ Valerie Hoi Fah Looi	Secretary and Director	December 6, 2010
Valerie Hoi Fah Looi

/s/ Chee Hong Leong	Director	December 6, 2010
Chee Hong Leong

/s/ Matthew J Riedel	Director	December 6, 2010
Matthew J Riedel